Exhibit 10.116

Prepared By And

After Recording Return To:

Lawrence C. Adams, Esq.

Jenkens & Gilchrist, A Professional Corporation

1445 Ross Avenue, Suite 3200

Dallas, Texas 75202

ATTENTION:  COUNTY CLERK--THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN AND IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES ON REAL ESTATE ARE RECORDED.  ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A MORTGAGE, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN.  THE MAILING ADDRESSES OF THE MORTGAGOR (DEBTOR) AND MORTGAGEE (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

MORTGAGE, SECURITY AGREEMENT,

AND

ASSIGNMENT OF LEASES AND RENTS

This MORTAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as this “Mortgage”) is executed by HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership (“Mortgagor”), whose address for notice hereunder is 77 West Wacker Drive, Suite  4200, Chicago, Illinois 60601, Attn:  Gary J. Skoien, to and in favor of BEAL BANK, S.S.B., a savings bank organized under the laws of the State of Texas (“Mortgagee”), whose address for notice hereunder is 6000 Legacy Drive, 4 East, Plano, Texas 75024, Attn: William T. Saurenmann:

W I T N E S S E T H:

ARTICLE I

DEFINITIONS

1.1                                 As used herein, the following terms shall have the following meanings:

(a)                                  Applicable Environmental Laws:  All Legal Requirements now or hereafter applicable to the use, treatment, processing, disposal, transportation, storage or handling of hazardous or toxic wastes or substances, including, without limitation, the Resource Conservation and Recovery Act of 1987 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder or pursuant thereto, and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended from time to time, and regulations promulgated thereunder or pursuant thereto.

(b)                                 Debtor Relief Laws:  Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar laws, whether federal or state or of a country other than the United States of America, affecting the rights or remedies of creditors generally, as in effect from time to time.

(c)                                  Escrowed Funds:  The amounts paid by Mortgagor to Mortgagee pursuant to Paragraph 12.4 hereof to be held by Mortgagee in a fund for the payment of the Impositions, subject to the provisions of such Paragraph 12.4.

(d)                                 Event of Default:  Any happening or occurrence described in Article VI herein.

(e)                                  Fixtures:  All right, title and interest of Mortgagor in and to all materials, supplies, equipment, apparatus and other items now or hereafter attached to, installed on or in the Land or the Improvements, or which in some fashion are deemed to be fixtures to the Land or Improvements under the laws of the State of Illinois, including the Illinois Uniform Commercial Code.  The term “Fixtures” shall include, without limitation, all items of personalty to the extent that the same may be deemed Fixtures under applicable law.

(f)                                    Governmental Authority:  Any and all courts, boards, agencies, commissions, offices or authorities of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

(g)                                 Guarantors (whether one or more):   Horizon Group Properties, Inc., a Maryland corporation, Horizon Group Properties, L.P., a Delaware limited partnership, and Prime Retail, L.P., a Delaware limited partnership.

(h)                                 Guaranty:   That certain Guaranty Agreement, dated July 10, 2002, executed by the Guarantors in favor of Mortgagee, by which the Guarantors jointly and severally guaranty the payment and performance of  Maker’s obligations in regard to the Loan and under the Loan Documents.

(i)                                     Impositions:  The Insurance Premiums, water, gas, sewer, electricity and other utility rates and charges; all rentals charged under any ground lease covering all or any part of the Mortgaged Property; all charges imposed pursuant to any subdivision, planned unit development or condominium declaration or restrictions; all charges for any easement, license or agreement maintained for the benefit of the Mortgaged Property, and all other costs, expenses, taxes, charges and assessments, and any interest or penalties with respect thereto, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon the Mortgaged Property or upon the ownership, operation, use, occupancy or enjoyment thereof, or which are related in any way to the transactions contemplated under the Loan Documents.

(j)                                     Improvements:  All right, title and interest of Mortgagor in and to any and all buildings, structures, open parking areas, roadways, utility lines and facilities, land development activity and other improvements, and any and all accessions, additions, replacements, substitutions or alterations thereof or appurtenances thereto, now or at any time hereafter situated, placed or constructed upon the Land or any part thereof.

(k)                                  Indebtedness:  The principal of, interest on and all other amounts and payments due under or secured by the Note, this Mortgage or any other Loan Document, and all renewals, extensions and modifications of any thereof, together with all funds hereafter advanced by Mortgagee to or for the benefit of Mortgagor or Maker as contemplated by any covenant or provision herein or therein contained or for any other purpose, and all other currently existing indebtedness or obligation of whatever kind or character, direct or indirect, absolute or contingent, owing or which may hereafter become owing by Mortgagor or Maker to Mortgagee, whether such indebtedness or obligation is evidenced by note, net profits agreement, open account, overdraft, endorsement, surety agreement, guaranty or otherwise.

(l)                                     Insurance Premiums:  The premiums payable by Mortgagor under each of the policies of insurance which Mortgagor is required to maintain pursuant to the terms of this Mortgage.

(m)                               Land:  The real estate or any interest therein described in Exhibit “A” attached hereto and made a part hereof, together with all Improvements and Fixtures and all rights, titles and interests appurtenant thereto.

(n)                                 Leases:  All right, title and interest of Mortgagor in and to any and all leases, subleases, licenses, concessions or other agreements (written or verbal, now or hereafter in effect) which now or hereafter grant a possessory interest in and to, or the right to extract, mine, reside in, operate in, sell or use the Mortgaged Property.

(o)                                 Legal Requirements:  (i) Any and all present and future judicial decisions, statutes, rulings, rules, regulations, permits, certificates or ordinances of any Governmental Authority in any way applicable to Maker, Mortgagor or the Mortgaged Property, including, but not limited to, those regarding the ownership, use, construction, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Property, (ii) any and all Leases and other contracts (written or oral) of any nature to which Mortgagor may be bound and (iii) any and all restrictions, reservations, conditions, easements or other covenants or agreements of record affecting the Mortgaged Property.

(p)                                 Loan:  The loan by Mortgagee to Maker, in an amount not to exceed the principal sum of the Note.

(q)                                 Loan Documents:  The Note, this Mortgage,  the Guaranty and any and all other documents heretofore, now or hereafter executed by Maker, Mortgagor or any Guarantor to evidence or secure the payment of the Indebtedness or the performance and discharge of the Obligations, and any and all other documents executed by Maker, Mortgagor, any Guarantor or any other  person or entity in connection with the Loan.

(r)                                    Maker:   Monroe Outlet Center, LLC, a Michigan limited liability company.

(s)                                  Mortgaged Property:  The Land, Improvements, Fixtures, Personalty, Leases and Rents, together with:

(i)                                     all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances in anywise appertaining thereto, and all right, title and interest of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Land or any part thereof, which Mortgagor now owns or at any time hereafter acquires;

(ii)                                  all betterments, accessions, additions, appurtenances, substitutions, replacements and revisions thereof and thereto and all reversions and remainders therein;

(iii)                               all of Mortgagor’s right, title and interest in and to any award, remuneration, settlement or compensation heretofore made or hereafter to be made by any Governmental Authority to Mortgagor, including those for any vacation of, or change of grade in, any streets affecting the Land or the Improvements;

(iv)                              all right, title and interest of Mortgagor in and to the following: all plans and specifications for the Improvements; all contracts and subcontracts relating to the Land, Improvements, Fixtures, Personalty, Leases and Rents, all deposits (including tenant’s security deposits), funds, accounts, contract rights (including, without limitation, those relating to the Annexation Agreement to which reference is made on Exhibit “B” attached hereto), instruments, documents, general intangibles (including trademarks, service marks, trade names and symbols used in connection therewith), and notes or chattel paper arising from or by virtue of any transactions related to the property described herein; all commissions and fees that may be due to Mortgagor in regard to the sale of any portion of the Mortgaged Property; all right, title and interest of Mortgagor in regard to any municipal utility district, tax district, road district and/or planned improvement district  relating to all or any part of the Land, including, without limitation, all rights to payments and/or reimbursement from any thereof; all permits, licenses, franchises, certificates, and other rights and privileges obtained in connection with the property described herein; all proceeds arising from or by virtue of the sale, lease or other disposition of all or any part of the Mortgaged Property (consent to same not granted or to be implied hereby); all proceeds (including premium refunds) payable or to be payable under each policy of insurance relating to the Mortgaged Property;

(v)                                 all other interest of every kind and character which Mortgagor now has or at any time hereafter acquires in and to all or any part of the above described real and personal property and all property which is used or useful in connection therewith, including rights of ingress and egress, easements, licenses, and all reversionary rights or interests of Mortgagor with respect to such property.  To the extent permitted by law, all of the foregoing personal property and Fixtures are to be deemed and held to be a part of and affixed to the Land.  In the event the estate of the Mortgagor in and to any of the Land and Improvements is a leasehold estate, this conveyance shall include, and the lien, security interest and assignment created hereby shall encumber and extend to, all other, further or additional titles, estates, interest or rights which may exist now or at any time be acquired by Mortgagor in or to the property demised under the lease creating such leasehold estate and including Mortgagor’s rights, if any, to purchase the property demised under such lease and, if fee simple title to any of such property shall ever become vested in Mortgagor, such fee simple interest shall be encumbered by this Mortgage in the same manner as if Mortgagor had fee simple title to such property as of the date of execution hereof without the necessity of any further act by Mortgagor, Mortgagee or any third party; and

(vi)                              any and all other security and collateral of any nature whatsoever, now or hereafter given for the repayment of the Indebtedness or the performance and discharge of the Obligations.

As used in this Mortgage, the term “Mortgaged Property” is expressly defined as meaning all or, where the context permits or requires, any portion of the above and all or, where the context permits or requires, any interest therein.

(t)                                    Mortgagee:   Beal Bank, S.S.B., and the subsequent holder or holders, from time to time, of the Note.

(u)                                 Mortgagor:   Huntley Development Limited Partnership, and any and all subsequent owners of all or any portion of the Mortgaged Property (consent to any transfer of any such title by Huntley Development Limited Partnership not hereby given or implied).

(v)                                 Note:   Those certain Promissory Notes, each dated July 10, 2002, each executed by Maker, each payable to the order of Mortgagee, Promissory Note I being in the principal sum of $3,000,000.00 and Promissory Note II being in the principal sum of $4,000,000.00, each bearing interest and being payable as provided therein, becoming finally due and payable on July 10, 2005, subject to  acceleration of such maturity date as provided in the Note , and any and all renewals and/or modifications and/or extensions thereof.

(w)                               Obligations:  Any and all of the covenants, warranties, representations and other obligations (other than to repay the Indebtedness) relating to the Loan and/or the Prior Indebtedness made or undertaken by Maker or Mortgagor to Mortgagee or others as set forth in the Loan Documents.

(x)                                   Permitted Encumbrances:  The outstanding easements, building lines, restrictions and other matters (if any) as set forth on Exhibit “B” attached hereto and made a part hereof, together with any other encumbrances on the title to any of the Land hereafter expressly approved or consented to by Mortgagee in writing, which approval or consent may be granted or withheld at the sole discretion of Mortgagee.

(y)                                 Personalty:  All of the right, title and interest of Mortgagor in and to all tangible and intangible personal property, including all accounts, equipment, consumer goods, chattel paper, goods, inventory, instruments, money, general intangibles, documents, minerals, crops and timber (as those terms are defined in the Illinois Uniform Commercial Code) which are attached to, installed on or placed or used on, in connection with or which are acquired for such attachment, installation, placement or use, or which arise out of the development, improvement, financing, leasing, operation, use or maintenance of, the Land, the Improvements, the Fixtures or other goods located on the Land or Improvements, or from or out of any business operated in or from the Land or the Improvements, together with all additions, accessions, accessories, amendments and modifications thereto, extensions, renewals, enlargements and proceeds thereof, substitutions therefor, and income and profits therefrom.  All right, title and interest of Mortgagor in and to the following are included, without limitation, in the definition of Personalty:  furnishings, building materials, supplies, machines, engines, boilers, stokers, pumps, fans, vents, blowers, dynamos, furnaces, elevators, ducts, shafts, pipes, furniture, cabinets, shades, blinds, screens; plumbing, heating, air conditioning, lighting, lifting, ventilating, refrigerating, cooking, medical, laundry and incinerating equipment, partitions, drapes, carpets, rugs and other floor coverings, awnings, call and sprinkler systems, fire prevention and extinguishing apparatus and equipment, water tanks, swimming pools, compressors, vacuum cleaning systems, disposals, dishwashers, ranges, ovens, kitchen equipment, cafeteria equipment, recreational equipment, lawn and landscaping equipment and supplies, loan commitments, management agreements, maintenance and service agreements, utility contracts, financing arrangements, bonds, construction contracts, leases, licenses, permits, sales contracts, insurance policies and the proceeds therefrom, plans and specifications, surveys, rent rolls, books and records, funds, bank deposits and all other intangible personal property.

(z)                                   Prior Indebtedness: The indebtedness and obligations evidenced and/or secured by the Prior Indebtedness Documents.

(aa)                            Prior Indebtedness Documents: The documents listed on Exhibit “C” attached hereto which evidence, secure and/or otherwise relate to the Prior Indebtedness therein described, which encumber some or all of the Mortgaged Property as more particularly described on Exhibit “C” hereto.

(bb)                          Rents:  All right, title and interest of Mortgagor in and to all the rents, revenues, income, proceeds, royalties, profits and other benefits now or hereafter paid or payable for using, leasing, licensing, possessing, operating from or in, residing in, selling, mining, extracting or otherwise enjoying or using all or any part of the Mortgaged Property, if any, including, without limitation, all damages received following any default under any of the Leases and all proceeds payable under any policy of insurance covering loss of rents.

(cc)                            Taxes:  All real estate and personal property taxes and assessments payable with respect to the ownership, use or operation of the Mortgaged Property including, without limitation, all ad valorem taxes levied or assessed against the Mortgaged Property.

ARTICLE II

GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations, Mortgagor has GRANTED, SOLD, ASSIGNED, RELEASED, ALIENED, TRANSFERRED, REMISED, CONVEYED and MORTGAGED,  and by these presents does GRANT, SELL, ASSIGN, RELEASE, ALIEN, TRANSFER, REMISE, CONVEY and MORTGAGE unto Mortgagee, and grant to Mortgagee a security interest in, the Mortgaged Property, subject, however, to the Permitted Encumbrances, TO HAVE AND TO HOLD the Mortgaged Property unto Mortgagee, its successors and assigns forever, and Mortgagor does hereby bind itself, its successors and assigns to warrant and forever defend the title to the Mortgaged Property unto Mortgagee against every person whomsoever lawfully claiming or to claim the same or any part thereof, subject only to the Permitted Encumbrances; provided, however, that if Maker and/or Mortgagor shall pay in full the Indebtedness and shall fully perform and discharge the Obligations, then the titles, liens, security interests, estates and rights granted by the Loan Documents shall terminate; otherwise, the same shall remain in full force and effect.

ARTICLE III

WARRANTIES AND REPRESENTATIONS

Mortgagor hereby unconditionally warrants and represents to Mortgagee as follows:

3.1.                              Organization.  Mortgagor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois.  Mortgagor is duly qualified to transact business and is in good standing in the State of Illinois. Mortgagor and Maker are affiliated in that the owners (either direct or indirect) of Mortgagor are also the owners (either direct or indirect) of Maker.  The execution and delivery of the Loan Documents have been duly authorized under the terms of Mortgagor’s  Agreement of Limited Partnership and authorized by Mortgagor’s partners.  Mortgagor has all requisite authority, licenses and permits to own, operate and encumber the Mortgaged Property.  No proceeding or action is pending, planned or threatened for the dissolution, termination or annulment of Mortgagor.

3.2.                              Validity of Documents.  The execution, delivery and performance by Mortgagor of the Loan Documents and the borrowing evidenced by the Note, (i) have received all (if any) requisite prior governmental approval in order to be legally binding and enforceable in accordance with the terms thereof, and (ii) will not violate, be in conflict with, result in a breach of or constitute (with due notice or lapse of time, or both) a default under any mortgage, indenture, agreement, commitment or instrument to which Mortgagor is a party or by which any of its assets are bound, or any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor’s property or assets, except as contemplated by the provisions of the Loan Documents. To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry,  this Mortgage constitutes  the legal, valid and binding obligation of Mortgagor and  is enforceable against Mortgagor in accordance with   its terms, except as such enforceability may be limited by applicable Debtor Relief Laws.  Mortgagor has full and lawful authority to bargain, grant, sell, mortgage, assign, transfer and convey to Mortgagee all of the Mortgaged Property as set forth herein.

3.3.                              Information.  To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, all information, reports, papers and data given by or on behalf of Maker, Mortgagor or  any Guarantor to Mortgagee with respect  to Maker,  Mortgagor,  any Guarantor and/or the Mortgaged Property and/or otherwise in regard to the Loan are accurate, complete and correct in all material respects and do not omit any fact necessary to prevent the facts contained therein from being materially misleading.  All information material to the transactions contemplated herein and known to Mortgagor has been expressly disclosed in writing by Mortgagor to Mortgagee.

3.4.                              Title to Mortgaged Property and Lien of this Instrument.  Mortgagor has good and indefeasible title to the Land and the Improvements in fee simple, and good and indefeasible title to the Fixtures, the Personalty, the Leases and the Rents, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances.  This Mortgage constitutes a valid, subsisting Mortgage of and on the Land, the Improvements, and the Fixtures and a valid, subsisting security interest in and to the Personalty, Leases and Rents, all in accordance with the terms hereof, subject to only the Permitted Encumbrances.  To Mortgagor’s knowledge, none of the Personalty has been acquired by Mortgagor in violation of any applicable bulk sale law.  No tenant or other party has any rights or interests of any kind with respect to the Mortgaged Property.  The only other liens and security interests encumbering any of the Mortgaged Property are those liens and security interests described on Exhibit “B” attached hereto.

3.5.                              Taxes and Other Payments.  Mortgagor has filed all federal, state, county, municipal and city income, franchise and other tax returns which are required to have been filed by Mortgagor, and Mortgagor has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by Mortgagor, and Mortgagor knows of no basis for any additional assessment in respect of any such taxes.  Mortgagor has paid or will pay in full (except for such retainages as may be permitted or required by any Legal Requirements to be withheld by Mortgagor pending completion of the Improvements) all sums owing or claimed for labor, material, supplies, personal property (whether or not constituting a Fixture hereunder) and services of every kind and character used, furnished or installed in the Mortgaged Property, and no claim for any of the same currently exists and no valid claim will be permitted to become past due.

3.6.                              Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of Mortgagor, threatened against or affecting Maker, Mortgagor, the Guarantor or any of the Mortgaged Property with respect to which an adverse decision is reasonably likely which would materially adversely affect the ability of Mortgagor to perform its obligations under the Loan Documents or which involve the validity or enforceability of this Mortgage or any other Loan Document or the priority of the lien and security interest hereof, and no event has occurred (including specifically Mortgagor’s execution of the Loan Documents and the consummation of the Loan) which will violate, be in conflict with, result in the breach of or constitute (with due notice or lapse of time, or both) a default under, any Legal Requirement or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Mortgagor’s property other than the liens and security interests created by the Loan Documents.

3.7.                              The Financial Statements.  The financial statements of Mortgagor  heretofore delivered to Mortgagee are true, complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the financial condition of the Mortgagor  as of the dates thereof.  No materially adverse change in Mortgagor’s  financial condition has occurred since the dates thereof, and no borrowings have been made by Mortgagor  since the dates thereof other than the borrowings contemplated hereby or other borrowings approved in writing by Mortgagee.   Mortgagor  has  no liabilities, direct or contingent (including, without limitation, any liability for taxes or any forward or long-term commitments), which are not disclosed or shown to be reserved against in its current financial statement delivered to Mortgagee.

3.8.                              No Defaults.  Mortgagor is not in default under any of the Loan Documents or any of the Prior Indebtedness Documents, and no event has occurred which by notice, the passage of time or otherwise would constitute an event of default under any of the Loan Documents or any of the Prior Indebtedness Documents.  Mortgagor is not in default in the payment of any indebtedness for borrowed money or under the terms and provisions of any agreement or instrument evidencing any such indebtedness.  To Mortgagor’s knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or of any other requirement of any Governmental Authority.

3.9.                              Access and Utilities.  The Mortgaged Property has adequate rights of access to public ways and has access to all water, sanitary sewer and storm drain facilities and other utility services which are necessary for the use of the Mortgaged Property and Improvements for their intended purposes.  All public utilities necessary to the full use and enjoyment of the Mortgaged Property as permitted by applicable zoning  are now available at the boundaries of the Mortgaged Property to serve the Mortgaged Property and Improvements.  All roads necessary for the utilization of the Mortgaged Property and Improvements for their intended purposes as permitted by applicable zoning have been completed and provide  uninterrupted, continuous and adequate paved access to the Mortgaged Property and the Improvements in accordance with all Legal Requirements.

3.10.                        Licenses; Permits.  Mortgagor has obtained from each Governmental Authority and from each beneficiary of each restrictive covenant encumbering the Mortgaged Property (if any) all licenses, permits, authorizations, consents and approvals necessary for the operation, use and occupancy of the Improvements.

3.11.                        Lien Potential.  Mortgagor has not taken, suffered or permitted any action, the effect of which would be to establish or cause the inception or priority of any mechanics’ or materialman’s lien, statutory or otherwise, or any other lien, charge, or encumbrance upon the Mortgaged Property (or any part thereof) to be prior or superior to the lien and security interest of this Mortgage.  Each contractor, subcontractor, mechanic and materialman which has at any time supplied labor or  materials to the Mortgaged Property for or on behalf of Mortgagor has been paid in full, and Mortgagor has not received any lien affidavit with respect to the Mortgaged Property.

3.12.                        Dangerous Conditions.  Mortgagor has no actual knowledge of any dangerous condition affecting any portion of the Mortgaged Property.

3.13.                        Environmental Matters.  To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, the Mortgaged Property is not in violation of any Applicable Environmental

Laws and is not subject to any existing, pending or threatened investigation or inquiry by any Governmental Authority or to any remedial obligations under any Applicable Environmental Laws.  Mortgagor has no knowledge that any flammable explosives, radioactive materials, hazardous or toxic wastes, hazardous or toxic substances or related materials have been used, generated, manufactured, stored, spilled, released, or disposed of on, under, from, about or onto the Mortgaged Property in violation of Applicable Environmental Laws.  In addition, Mortgagor has no knowledge of any presence, disposal, spill, use or release of any hazardous or toxic wastes, hazardous or toxic substances or related materials on, under, from, about or onto the Mortgaged Property prior to Mortgagor’s acquisition of title to the Mortgaged Property.  To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, no asbestos or asbestos-containing materials have been installed, used, incorporated into or disposed of in the Improvements or on the Land at any time in violation of Applicable Environmental Laws.  To the best of  Mortgagor’s knowledge, after reasonable investigation and inquiry, no underground tanks or containers of any  nature are located on the Mortgaged Property, or were located on the Mortgaged Property and subsequently moved or filled in violation of Applicable Environmental Laws.  To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, there are no polychlorinated byphenyls (PCBs) located upon or in the Mortgaged Property, including but not limited to any electrical transformers, flares and light fixtures,  or any other similar equipment or device of any nature in violation of Applicable Environmental Laws.  To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, there are no conditions likely to exist during the term of this Mortgage, or in the foreseeable future, which would require or are likely to require clean up, removal, remedial action, or other responsive action pursuant to any Applicable Environmental Laws by Mortgagor, or which would subject Mortgagor to damages, penalties, injunctive relief or clean up costs under any Applicable Environmental Laws.  To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, no permits, licenses or approvals are required under any Applicable Environmental Laws relative to the Mortgaged Property.  To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, neither the Mortgaged Property nor Mortgagor are subject to any judgment, decree, order or citation which relates to or arises out of a violation of any Applicable Environmental Law, or that requires Mortgagor to clean up, remove or take remedial action or other responsive action pursuant to any Applicable Environmental Law.  To the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, there are not now, nor to Mortgagor’s knowledge after reasonable investigation, have there ever been any substances classified as hazardous or toxic under any Applicable Environmental Law, stored, deposited, treated, recycled or disposed of on, under, or at the Mortgaged Property in violation of Applicable Environmental Laws.  Mortgagor will fully comply with all Applicable Environmental Laws relative to the Mortgaged Property at all times in the future.

Mortgagor has disclosed to all applicable Governmental Authorities all facts, conditions and circumstances, if any, pertaining to the Mortgaged Property which are required to be disclosed under Applicable Environmental Laws.

ARTICLE IV

AFFIRMATIVE COVENANTS

Mortgagor hereby unconditionally covenants and agrees with Mortgagee as follows:

4.1.                              Payment and Performance.  Mortgagor will fully perform all of the Obligations for which it has liability on or before the dates they are to be performed.

4.2.                              Existence.  Mortgagor will preserve and keep in full force and effect its existence, rights, franchises and trade names, and all licenses and permits necessary for the development and operation of the Mortgaged Property for its intended use as permitted by applicable zoning ordinances.

4.3.                              Compliance with Legal Requirements.  Mortgagor will promptly and faithfully comply with, conform to and obey all present and future Legal Requirements, whether or not the same shall necessitate structural changes in, improvements to, or interfere with the use or enjoyment of, the Mortgaged Property.

4.4.                              Payment of Impositions.  Subject to the provisions of Paragraph 12.4 herein, Mortgagor will duly pay and discharge, or cause to be paid and discharged, the Impositions not later than the date upon which the Impositions become due; provided, however, that Mortgagor may, if permitted by law and if installment  payments would not create or permit the filing of a lien against the Mortgaged Property, pay the Impositions in installments, whether or not interest shall accrue on the unpaid balance of such Impositions.  Within fifteen (15) days following the due date of any of the Insurance Premiums (or any installment thereof), Mortgagor, if paying such Impositions directly pursuant to the terms of this Mortgage, shall furnish Mortgagee with evidence satisfactory to Mortgagee of the payment thereof.

4.5.                              Condition of Property.  Mortgagor will keep the Mortgaged Property in the good order, condition and appearance,  and will make all repairs, replacements, renewals, additions, betterments, improvements and alterations thereof and thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, which are necessary or reasonably appropriate to keep same in such order,  condition and appearance.  Mortgagor will also use its best efforts to prevent any act or occurrence which might materially impair the value or usefulness of the Mortgaged Property for its intended usage as set forth in any plans and specifications for the Improvements submitted to Mortgagee or in the Loan Documents.  In instances where repairs, replacements, renewals, additions, betterments, improvements or alterations are required in and to the Mortgaged Property on an emergency basis to prevent loss, damage, waste or destruction thereof, Mortgagor shall proceed to construct same, or cause same to be constructed, notwithstanding anything to the contrary contained in Paragraph 5.2 hereinbelow; provided, however, that in instances where such emergency measures are to be taken, Mortgagor will promptly notify Mortgagee in writing of the commencement of same and the measures to be taken, and when same are completed, the completion date and the measures actually taken.

4.6                                 Repairs.  Mortgagor shall not make any material improvements to the Mortgaged Property unless consented to in writing by Mortgagee, which consent will not be unreasonably withheld.  Upon receipt of Mortgagee’s consent to the plans for the Improvements in question (the “Plans”), Mortgagor shall construct its proposed Improvements strictly in accordance with such Plans diligently, without delay and to final completion in a good and workmanlike manner, free from construction defects and in accordance with the Loan Documents.  In no event shall Mortgagee have any liability or responsibility whatsoever with respect to any improvements made to the Mortgaged Property by Mortgagor, and as a condition to the commencement of construction, Mortgagor shall cause all  contractors, subcontractors and other persons engaged by or on behalf of Mortgagor with respect to the work to procure and maintain insurance coverage against such risks, in such amounts and with such companies as Mortgagee may reasonably require fully insuring and protecting Mortgagee in connection with the completion of Mortgagor’s improvements.  Mortgagee, by approving the Plans for the construction of Improvements to the Mortgaged Property, is not thereby consenting to the imposition of any mechanic’s or materialmen’s or other lien upon any of the Mortgaged Property as a result of the furnishing of any materials, furnishings or equipment or the performance of any labor or services, and in no event shall this Mortgage be deemed to have been subordinated to any such lien or claim.

4.7.                              Insurance.  Mortgagor shall obtain and maintain the following types of insurance upon and relating to the Mortgaged Property:

(a)                                  When and if required by the Mortgagee, and to the extent available, “All Risk” property and fire insurance (with extended coverage endorsement) in an amount not less than the full replacement value of the Improvements (with a deductible not to exceed $25,000.00 and with co-insurance limited to a maximum of 10% of the amount of the policy), naming Mortgagee under a standard mortgagee clause (438 BFU) and including agreed amount, inflation guard, replacement cost and waiver of subrogation endorsements;

(b)                                 Comprehensive general liability insurance in an amount not less than $2,000,000 insuring against personal injury, death and property damage and naming Mortgagee as additional insured;  and

(c)                                  Such other types of insurance as may be reasonably required from time to time by Mortgagee.

Upon the request of Mortgagee, Mortgagor shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with Mortgagee’s request.  All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the State of  Illinois rated A or better by A.M. Best Company and shall be in form acceptable to Mortgagee.  If and to the extent that the Mortgaged Property is located within an area that has been or is hereafter designated or identified as an area having special flood hazards by the Department of Housing and Urban Development or by such other official as shall from time to time be authorized by federal or state law to make such designation pursuant to any national or state program of flood insurance, Mortgagor shall carry flood insurance with respect to the Mortgaged Property in amounts not less than the maximum limit of coverage then available with respect to the Mortgaged Property or the amount of the Indebtedness, whichever is less.  Certificates of all insurance required to be maintained hereunder shall be delivered to Mortgagee, along with evidence of the payment in full of all premiums required thereunder, concurrently with Mortgagor’s execution of this Mortgage.  All such certificates shall be in form acceptable to Mortgagee.  Certificates evidencing all renewal and substitute policies of insurance shall be delivered to Mortgagee, along with evidence of the payment in full of all premiums required thereunder, at least 15 days before termination of the policies being renewed or substituted.  If any loss shall occur at any time when Mortgagor shall be in default hereunder, Mortgagee shall be entitled to the benefit of all insurance policies held  or maintained by Mortgagor, to the same extent as if same had been made payable to Mortgagee, and upon foreclosure hereunder, Mortgagee shall become the owner thereof.  Mortgagee shall have the right, but not the obligation, to make premium payments, at Mortgagor’s expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Mortgagor, and such payments shall be accepted by the insurer to prevent same.

4.8.                              Restoration Following Casualty.  If any act or occurrence of any kind or nature (including any casualty for which insurance was not obtained or obtainable) shall result in damage to or destruction of the Mortgaged Property (such event being called a “Loss”), Mortgagor will give prompt written notice thereof to Mortgagee.  All insurance proceeds paid or payable in connection with such Loss shall be paid to Mortgagee.  Mortgagee shall have the right either (a) to place all insurance proceeds received in connection with such Loss in a separate account for the benefit of Mortgagee and Mortgagor to be used to restore, repair or replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such Loss or (b) to apply all insurance proceeds in connection with such Loss to the payment of the Indebtedness in such order as Mortgagee may elect; provided, however, that if no Event of Default has occurred and is continuing hereunder at the time of such Loss, if Mortgagee determines that Mortgagor will be able to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Mortgaged Property and if the available insurance proceeds are sufficient, in Mortgagee’s reasonable judgment, to fully and completely restore, repair or replace the Mortgaged Property, or if such proceeds are insufficient for such purposes, if Mortgagor provides additional sums (the “Additional Sums”) to Mortgagee’s reasonable satisfaction so that the aggregate of such proceeds and such Additional Sums will be sufficient for such purpose, then all of the insurance proceeds payable with respect thereto, together with any Additional Sums provided by Mortgagor, shall be placed in a separate account for the benefit of Mortgagee and Mortgagor to be used to fully and completely restore, repair or replace the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such loss.   Mortgagor hereby covenants to diligently prosecute any restoration, repairs or replacement of the Mortgaged Property undertaken by or on behalf of Mortgagor pursuant to this Paragraph 4.8, and agrees that all such work shall be conducted pursuant to written contracts approved by Mortgagee in writing.  In the event any insurance proceeds and/or Additional Sums remain following the restoration, repair or replacement of the Mortgaged Property, so long as no Event of Default or event or condition which, with the giving of notice, the passage of time or both, could mature into an Event of Default, then exists, such amounts may be retained by Mortgagor.

4.9.                              Inspection.  Mortgagor will permit Mortgagee, and its agents, representatives and employees, to inspect the Mortgaged Property at all reasonable times upon reasonable advance notice.

4.10.                      Defense of Actions.  If the interest of Mortgagee in the Mortgaged Property, or any part thereof,  or the respective rights and obligations of Mortgagor and Mortgagee pursuant to this Mortgage, shall be endangered or shall be attacked, directly or indirectly, Mortgagor hereby authorizes Mortgagee, at Mortgagor’s expense, to take all necessary and proper steps for the defense of such title or interest, including the employment of counsel, the prosecution or defense of litigation and the compromise or discharge of claims made against such title or interest in the Mortgaged Property.  Mortgagor will indemnify and hold Mortgagee harmless from and against any and all loss, cost, damage, liability or expense incurred by Mortgagee in protecting its interests hereunder in such an event (including all court costs and reasonable attorneys’ fees) unless the litigation is between Mortgagor and Mortgagee and Mortgagor finally prevails in such litigation.

4.11.                        Future Impositions.  If at any time any law shall be enacted imposing or authorizing the imposition of any tax upon this Mortgage or upon any rights, titles, liens or security interests created hereby or upon the Note, or any part thereof, Mortgagor shall immediately pay all such taxes; provided, however, that in the alternative,  Maker may, in the event of the enactment of such a law, and must, if it is unlawful for Mortgagor to pay such taxes, prepay the Note in full within one hundred twenty (120) days after demand therefor by Mortgagee.

4.12.                      Books and Records.  Mortgagor will maintain full and accurate books of account and other records reflecting the results of its operations and will furnish or cause to be furnished to Mortgagee, on or before forty-five (45) days following the end of each calendar year:  (i) annual balance sheet and profit and loss statements with respect to Mortgagor and the Mortgaged Property prepared in accordance with generally accepted accounting principles consistently applied and certified by Mortgagor’s  chief financial officer, (ii) an annual operating statement, together with a complete sales report and other supporting data reflecting all material information with respect to the operation of the Mortgaged Property, and (iii) all other financial information and reports with respect to Mortgagor, Maker, the Guarantors and the Mortgaged Property which Mortgagee may reasonably request, including, without limitation, copies of the most recent federal income tax returns of Maker, Mortgagor and the Guarantor.  Within fifteen (15) days after the end of each calendar month during the term of the Loan, Mortgagor shall also deliver to Mortgagee on a monthly basis a monthly operating statement, any other financial statements generated on a monthly basis concerning the Mortgaged Property, a complete sales report, and all other supporting data reflecting all material information with respect to the operation of the Mortgaged Property.  All of the above-referenced financial statements shall be in such detail as Mortgagee may reasonably require and shall be certified by the subjects thereof as being true, correct and complete for the period covered thereby.  At any time, and from time to time, Mortgagor shall deliver to Mortgagee such other financial statements and data as Mortgagee shall reasonably request with respect to Mortgagor and/or the ownership, maintenance, use and operation of the Mortgaged Property, and Mortgagee shall have the right, at reasonable times and upon reasonable notice, to audit Mortgagor’s books of account and records and the books of account and records relating to the Mortgaged Property, all of which  shall be maintained and made available to Mortgagee and Mortgagee’s representatives for such purposes on the Mortgaged Property or at such other location as Mortgagee may approve.

4.13.                        Late Charge.  At the option of the Mortgagee, as provided in the Note,  Maker will pay a “late charge” not exceeding five percent (5%) of any installment on the Note when paid more than ten (10) days after the due date thereof, to cover the extra expenses involved in handling delinquent payments, subject to the limitations of Paragraph 12.10 hereof.

4.14.                      Expenses.  Mortgagor and/or Maker shall pay all reasonable costs and expenses incurred by Mortgagee from time to time in connection with the Mortgaged Property, the Loan, the Loan Documents, any amendments or modifications to any of the Loan Documents, any waiver of any provisions of the Loan Documents and any other matter related to the Loan including, without limitation, the reasonable costs and expenses of the preparation of this Mortgage and of any other documents or instruments Mortgagee considers necessary or appropriate with respect to the Loan, the reasonable costs and expenses of or incident to the enforcement or performance of and compliance with any of the provisions of this Mortgage or any of the other Loan Documents and any other reasonable costs and expenses of any kind or nature whatsoever which at any time prior to or after the execution hereof are payable with respect to the Mortgaged Property, or the ownership, operation, use, occupancy or enjoyment thereof, or which are related in any way to the transactions contemplated under this Mortgage.

4.15.                        Additional Acts.  In addition to the acts recited herein and contemplated to be performed, executed and/or delivered by Mortgagor, Maker and Mortgagor hereby agree, at any time, and from time to time upon the request of  Mortgagee, to perform, execute, acknowledge, deliver, record and/or file such further instruments, do such further acts and give such further assurances as Mortgagee may reasonably determine to be necessary or proper to (a) promptly implement the intent of Maker, Mortgagor and Mortgagee under the Loan Documents ; (b) promptly correct any defect, error or omission which may be discovered in this Mortgage or any other Loan Document, and execute any and all additional documents, as may be requested by Mortgagee to correct such defect, error or omission or to identify any additional properties which are or become subject to this Mortgage; (c) assure Mortgagee a valid and direct lien and perfected security interest, subject only to the applicable Permitted Encumbrances, under the Loan Documents or any of them on the Mortgaged Property; (d) create, perfect, preserve, maintain and protect the liens and security interests created or intended to be created by the Loan Documents; and (e) provide the rights and remedies to Mortgagee granted or provided for by the Loan Documents.  Maker and Mortgagor, upon request of Mortgagee, will execute, acknowledge, deliver and record and/or file such further instruments and do such further acts as Mortgagee may reasonably determine to be necessary, desirable or proper to carry out more effectively the purposes of the Loan Documents, to subject to the liens and security interests thereof any property intended by the terms thereof to be covered thereby, including specifically, without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Mortgaged Property, and to complete, execute, record and file any document or instrument necessary to place third parties on notice of the liens and security interests granted under the Loan Documents.  Mortgagor hereby irrevocably appoints Mortgagee as its agent and attorney-in-fact, at the option of Mortgagee,  to execute, acknowledge and deliver all such instruments and additionally to record and file any of the same as may be necessary, if Mortgagor fails to do so within ten (10) business days after Mortgagee’s written request therefor.

4.16.                        Notices by Governmental Authority, Fire and Casualty Losses, Etc.  Mortgagor shall timely comply with and promptly furnish to Mortgagee true and complete copies of any official notice or claim by any Governmental Authority pertaining to any of the Mortgaged Property.  Mortgagor shall promptly notify Mortgagee of any fire or other casualty or any notice of taking or eminent domain action or proceeding affecting any of the Mortgaged Property.

4.17.                        Notice of Certain Events.  Mortgagor shall promptly notify Mortgagee if Mortgagor learns of the occurrence of (a) any event which constitutes an Event of Default, together with a detailed statement by Mortgagor of the steps being taken to cure such Event of Default (however, this shall not affect any of the obligations or liabilities of Mortgagor or any of the rights or remedies of Mortgagee),  (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of Mortgagor  (specifically including, without limitation, those secured by the Prior Indebtedness Documents) with respect to a claimed default, together with a detailed statement by Mortgagor specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Mortgagor is taking or proposes to take with respect thereto, (c) any legal, judicial or regulatory proceedings affecting Mortgagor or any of its properties in which the amount involved is material and is not covered by insurance, or with respect to which an adverse decision is reasonably likely which would have a material adverse effect upon Mortgagor or any of the Mortgaged Property, or (d) any other event or condition having a material adverse effect on Mortgagor or the Mortgaged Property.

4.18.                        Certificates of Compliance.  Within ten (10) days following Mortgagor’s receipt of a request from Mortgagee, Mortgagor will furnish or cause to be furnished to Mortgagee certificates of compliance signed by  Mortgagor, (i) stating that a review of the activities of Mortgagor has been made to determine whether Mortgagor has fulfilled all of its obligations under the Loan Documents; (ii) stating that to the best of Mortgagor’s knowledge, after reasonable investigation and inquiry, Mortgagor has fulfilled all of its obligations under the Loan Documents and that all representations made herein continue to be true and correct (or specifying the nature of any change), or if an Event of Default shall have occurred, specifying the Event of Default and the nature and status thereof; (iii) to the extent requested from time to time by Mortgagee, specifically affirming compliance of Mortgagor with any of its representations or obligations under the Loan Documents; and (iv) containing or accompanied by such financial or other details, information and material as Mortgagee may reasonably request to evidence such compliance.

4.19.                        Restriction on Distribution.  Mortgagor shall not use any proceeds of the Loan to pay fees, commissions, salaries, or other compensation, or otherwise receive or accept or agree to receive or accept any compensation, “kickbacks”, rebates or other payments from any parties with respect to the Property, of any kind, whether directly or indirectly, to Mortgagor  or any agent or employee or affiliate of Mortgagor without the prior written consent of Mortgagee, which consent may be given or withheld in Mortgagee’s sole and absolute discretion.

4.20.                        No Conditional Sale Contracts, Etc.  Without the prior written consent of Mortgagee, which consent may be granted or withheld at the sole discretion of Mortgagee, no materials, equipment, or fixtures shall be supplied, purchased, or installed for the operation of the Improvements pursuant to security agreements, conditional sale contracts, lease agreements, or other arrangements or understandings whereby a security interest or title is retained by any party or the right is reserved or accrues to any party to remove or repossess any such materials, equipment, or fixtures intended to be utilized in the operation of the Improvements.

4.21.                        Indemnification.  Mortgagor agrees to indemnify Mortgagee and to hold Mortgagee harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable  attorneys’ fees and court costs) at any time asserted against or incurred by Mortgagee by reason of, arising out of or in connection with any violation or breach by Mortgagor of any of the terms and provisions of the Loan Documents including, without limitation, any breach or violation of any Applicable Environmental Laws, except to the extent caused solely by the gross negligence or willful misconduct of Mortgagee.  In addition, Mortgagor agrees to indemnify Mortgagee and to hold Mortgagee harmless from and against any and all costs, expenses, damages, losses or liabilities incurred or suffered by Mortgagee as a result of any removal or remedial obligations imposed with respect to the Mortgaged Property under any Applicable Environmental Laws, except to the extent caused solely by the gross negligence or willful misconduct of Mortgagee.

4.22.                        Compliance with Applicable Environmental Laws.  Mortgagor will not cause or knowingly permit the Mortgaged Property to be in violation of any Applicable Environmental Law, or do or knowingly permit anything to be done which will subject the Mortgaged Property to any remedial obligations under any Applicable Environmental Law.  Mortgagor will promptly notify Mortgagee in writing of any existing, pending or threatened investigation by any Governmental Authority under or in connection with any Applicable Environmental Law.  Mortgagor will not use the Mortgaged Property in a manner which will result in the disposal or release of any hazardous substances or solid waste on, from or to the Mortgaged Property in violation of any Applicable Environmental Laws, and shall at all times keep the Mortgaged Property free of all hazardous substances and wastes, the presence of which would be a violation of any Applicable Environmental Law.  If at any time during the existence of this Mortgage, Mortgagee receives information leading Mortgagee to believe that the Mortgaged Property is not free of hazardous substances or wastes, the presence of which would be a violation of any Applicable Environmental Law, then Mortgagor shall provide to Mortgagee, at Mortgagor’s sole cost and expense and within a reasonable period of time as designated by Mortgagee following Mortgagee’s request therefor, a current report by an environmental engineer acceptable to Mortgagee and covering such matters with respect to the Mortgaged Property as may be required by Mortgagee.  If Mortgagor fails to provide Mortgagee with such report within such reasonable period of time designated by Mortgagee following Mortgagee’s request therefor, Mortgagee shall have the right to obtain such report at

Mortgagor’s cost, and the same shall be a demand obligation owing by Mortgagor to Mortgagee and shall be a part of the Indebtedness.  Mortgagor covenants to operate the Mortgaged Property (whether or not such property constitutes a “Facility” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”)), so that no cleanup or other obligation arises in respect of CERCLA or other applicable Environmental Law which would constitute a lien or charge on the Mortgaged Property prior to that of this Mortgage.  If any such claim be made or any obligation should nevertheless arise hereafter, Mortgagor agrees that it will, at its own expense, (a) promptly cure same and (b) indemnify Mortgagee from any liability, responsibility or obligation in respect thereof or in respect of any cleanup or other liability as successor, secured party or otherwise (regardless of whether or not Mortgagee may be deemed to be an “owner or operator” under CERCLA) for any reason including, but not limited to, the enforcement of Mortgagee’s rights as a secured party under this Mortgage or any obligation of law, except to the extent caused solely by the gross negligence or willful misconduct of Mortgagee.

4.23.                        Maintenance of Rights of Way, Easements and Licenses.  Mortgagor will maintain, preserve and renew all contract rights, rights of way, easements, grants, privileges, licenses and franchises reasonably necessary for the use of the Mortgaged Property from time to time and will not, without the prior written consent of Mortgagee (which consent may be granted or withheld at the sole discretion of Mortgagee), initiate, join in or consent to any private restrictive covenant or other public or private restriction as to the use of the Mortgaged Property.  Mortgagor shall, however, comply with all restrictive covenants which may at any time affect the Mortgaged Property, zoning ordinances and other public or private restrictions as to the use of the Mortgaged Property.

4.24.                        Performance of Obligations in Regard to the Prior Indebtedness.   Mortgagor will fully and timely pay and perform all of its obligations under the Prior Indebtedness Documents and in regard to the indebtedness and obligations evidenced and/or secured thereby and will not commit or allow a default to occur under any thereof or in regard to any of the Prior Indebtedness.  Promptly upon Mortgagor’s receipt thereof, Mortgagor will provide to Mortgagee copies of all notices Mortgagor receives or gives in regard to any of the Prior Indebtedness.

ARTICLE V

NEGATIVE COVENANTS

Mortgagor hereby covenants and agrees with Mortgagee that until the entire Indebtedness shall have been paid in full and all of the Obligations shall have been fully performed and discharged:

5.1.                              Use Violations.  Mortgagor will not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of the Mortgaged Property in a manner which (a) violates any Legal Requirement, (b) may be dangerous unless safeguarded as required by law, (c) constitutes a public or private nuisance or (d) makes void, voidable or cancelable, or materially increases the premium of, any insurance then in force with respect thereto.

5.2.                              Alterations.  Mortgagor will not commit or knowingly permit any waste of the Mortgaged Property and will not (subject to the provisions of Paragraphs 4.5 and 4.7 herein), without the prior written consent of Mortgagee, which may be granted or withheld at the sole discretion of Mortgagee, make or permit to be made any alterations or additions to the Mortgaged Property of a material nature.

5.3.                              Replacement of Fixtures and Personalty.  Mortgagor will not, without the prior written consent of Mortgagee, which may be granted or withheld at the sole discretion of Mortgagee, permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements unless the removed item is removed temporarily for maintenance or repair or, if removed permanently, is replaced by an item of equal suitability and value, owned by Mortgagor free and clear of any lien or security interest except such as may be first approved in writing by Mortgagee.

5.4.                              No Further Encumbrances.  Mortgagor will not, without the prior written consent of Mortgagee, which may be granted or withheld at the sole discretion of Mortgagee, create, place, suffer or permit to be created or placed or, through any act or failure to act, acquiesce in the placing of or allow to remain, any mortgage, pledge, lien (statutory, constitutional or contractual), security interest, encumbrance or charge on any of the Mortgaged Property, or enter into any conditional sale or other title retention agreement with respect to any of the Mortgaged Property, regardless of whether same are expressly subordinate to the liens of the Loan Documents.  Notwithstanding the foregoing, Mortgagor shall have the right to contest in good faith by appropriate proceedings any of the foregoing encumbrances which are inferior and subordinate to the lien of this Mortgage; provided, that as a condition thereto Mortgagor shall furnish to Mortgagee a  surety bond or other security satisfactory to Mortgagee in its reasonable discretion fully protecting Mortgagee from the adverse consequences of any such contest.

5.5.                              Prohibition on Transfer.  Mortgagor shall not sell, transfer, convey, pledge, assign, hypothecate or encumber any of its rights or interests in the Mortgaged Property, or any part thereof or interest therein, or agree to do any of the foregoing either directly, by operation of law or otherwise without the prior written consent of Mortgagee, which may be granted or withheld at the sole discretion of Mortgagee.  Upon any pledge, assignment, hypothecation or encumbrance, or sale, transfer or conveyance in violation of this Paragraph, and without impairing any remedies or rights of Mortgagee on account of such pledge, assignment, hypothecation or encumbrance, or sale, transfer or conveyance, Mortgagee shall have the right at its election to declare the entire Indebtedness secured hereby to be immediately due and payable and to pursue all of its rights and remedies as a result of an Event of Default under Article VI hereof.  A transfer or transfers of a partnership interest or interests in Mortgagor or any capital stock or other ownership interest in any partner in Mortgagor without Mortgagee’s prior written consent, which may be granted or withheld at the sole discretion of Mortgagee, shall constitute a violation of this Paragraph 5.5.

Mortgagee shall have the right to condition its consent to any of the transactions described in this Paragraph 5.5  upon, among other things, the payment by Mortgagor of a transfer fee or an increase in the rate of interest applicable to the Loan.

5.6.                              Restrictions, Zoning and Annexation.  Mortgagor shall not without the prior written consent of Mortgagee, which may be granted or withheld at the sole discretion of Mortgagee, (i) impose any restrictive covenants or encumbrances upon the any of Mortgaged Property, (ii) execute or file any subdivision plat affecting any of the Mortgaged Property, (iii) subject any portion of the Mortgaged Property to any zoning restrictions or classifications,  (iv) consent to the annexation of any of the Mortgaged Property to any city or (v) amend, modify, terminate or allow to be terminated any contract right (specifically including, without limitation, the Annexation Agreement referenced above) or easement.

5.7                                 No Amendments to Prior Indebtedness.   Without the prior written consent of Mortgagee, which may be granted or withheld at the sole discretion of Mortgagee, Mortgagor will not amend or modify any of the Prior Indebtedness Documents or any of the terms of the Prior Indebtedness.

ARTICLE VI

EVENTS OF DEFAULT

The term “Event of Default,” as used herein and in the Loan Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

6.1.                              Payment of Indebtedness.  If  Maker shall fail, refuse or neglect to pay, in full, all of the Indebtedness on the maturity date thereof or any installment or portion of the Indebtedness as and when the same shall become due and payable, whether at the due date thereof stipulated in the Loan Documents or at a date fixed for prepayment or by acceleration or otherwise and such failure, refusal or neglect continues upon the expiration of any cure period, if any, applicable thereto as set forth in the Note.

6.2.                              Performance of Obligations.  If Maker or Mortgagor shall fail, refuse or neglect to perform and discharge fully and timely any of the Obligations as and when required under the Loan Documents and such failure continues for thirty (30) days following the receipt by Maker and Mortgagor of written notice thereof from Mortgagee.

6.3.                              False Representation.  If any representation or warranty made by Maker, Mortgagor or  any Guarantor  in, under or pursuant to any of the Loan Documents or any other documents executed in connection therewith shall be false, erroneous or misleading in any material respect.

6.4.                              Judgment.  If any final money judgment in an amount in excess of $250,000.00 shall be rendered against Maker, Mortgagor or  any Guarantor and the same shall not be paid or execution on the same shall not be stayed by perfection of an appeal or other appropriate action.

6.5.                              Voluntary Bankruptcy.  If Maker, Mortgagor or  any Guarantor shall (a) seek entry of an order for relief as a debtor in a proceeding under the Federal Bankruptcy Code, (b) seek, consent to or not contest the appointment of a receiver, trustee, conservator or liquidator for itself or himself or for all or any part of the Mortgaged Property,  any of Mortgagor’s other property or any property of the Maker or any Guarantor, (c) file a petition seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or of any state or other jurisdiction or answer admitting the material allegations of a petition against it, (d) make a general assignment for the benefit of its creditors or (e) admit in writing its inability to pay its debts as they mature.

6.6.                              Involuntary Bankruptcy.  If (a) a petition is filed against Maker, Mortgagor or  any Guarantor seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or other jurisdiction, or approving a petition seeking reorganization or an arrangement of its or his debts, or (b) a court enters an order, judgment or decree appointing, without the consent of Maker, Mortgagor or  any Guarantor, as the case may be, a receiver, trustee, conservator or liquidator for it, or for all or any part of the Mortgaged Property or any of Mortgagor’s other property or any property of the Maker or any Guarantor, and such petition or order shall not be and remain discharged or stayed within a period of sixty (60) days after its entry.

6.7.                              Foreclosure of Other Liens.  If the holder of any lien or security interest on any of the Mortgaged Property (without implying Mortgagee’s consent to the existence, placing, creating or permitting of any such lien or security interest), specifically including, without limitation, any of the Prior Indebtedness Documents, institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

6.8.                              Sale, Lease or Other Transfer.  Any sale, lease, exchange, assignment, conveyance, transfer of possession or other disposition of the Mortgaged Property (or any part thereof or interest therein) by Mortgagor whether directly, by operation of law or otherwise, or any sale, transfer, conveyance or assignment of any interest in Maker or Mortgagor (or in any  owner of an interest in Maker or Mortgagor) without in each case the prior written consent of Mortgagee, which consent may be granted or withheld in Mortgagee’s sole discretion.

6.9.                              Title and Lien Priority.  If the title of Mortgagor to any or all of the Mortgaged Property or the status of this Mortgage as a lien and security interest on the Mortgaged Property subject only to the applicable Permitted Encumbrances shall be challenged or endangered by any person or entity whatsoever, and Mortgagor shall fail to (a) immediately commence and thereafter continue diligent efforts to cure the same or (b) provide Mortgagee with a bond or other security which is satisfactory to Mortgagee in its sole discretion.

6.10.                        Termination.  The dissolution or termination of Maker, Mortgagor or any Guarantor.

6.11.                        Levy on Assets.  A levy on the assets of Maker, Mortgagor or  any Guarantor which is not stayed, vacated or set aside within forty-five (45) days.

6.12.                        Enforceability of Loan Documents.  If the validity or enforceability of this Mortgage or the Note, the  Guaranty or any other Loan Document shall be contested by or on behalf of Maker, Mortgagor or  any Guarantor or if Maker, Mortgagor or  any Guarantor shall wrongfully deny that it  has any or further liability or obligation hereunder or thereunder.

6.13.                        Default under Prior Indebtedness Documents :   If any default or event of default shall occur under any of the Prior Indebtedness Documents.

ARTICLE VII

DEFAULT AND FORECLOSURE

If an Event of Default shall exist, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses, in addition to any other remedy at law or in equity which Mortgagee may have:

7.1.                              Acceleration and Future Advances.  Mortgagee may declare the entire Indebtedness,

including the then unpaid principal balance on the Note, the accrued but unpaid interest thereon, court costs and reasonable attorney’s fees incurred in regard to the Loan immediately due and payable, without notice, presentment, protest, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.  Additionally, Mortgagee shall not be required to make any further advances on the Note or other Loan Documents upon the occurrence of an Event of Default or an event or condition which, with the giving of notice, passage of time, or both, would constitute an Event of Default.

7.2.                              Entry on Mortgaged Property.  Mortgagee may enter upon the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto without notice and without being guilty of trespass.  If Mortgagor remains in possession of all or any part of the Mortgaged Property after an Event of Default and without Mortgagee’s prior written consent thereto, Mortgagee may, without notice to Mortgagor, invoke any and all legal remedies to dispossess Mortgagor, including specifically one or more actions for forcible entry and detainer, trespass to try title and writ of restitution.  Nothing contained in the foregoing sentence shall, however, be construed to impose any greater obligation or any prerequisites to acquiring possession of the Mortgaged Property after an Event of Default than would have existed in the absence of such sentence.

7.3.                              Operation of Mortgaged Property.  Mortgagee may hold, lease, manage, operate or otherwise use or permit the use of the Mortgaged Property, either itself or by other persons, firms or entities, in such manner, for such time and upon such other terms as Mortgagee may deem to be prudent and reasonable under the circumstances (making such repairs, alterations, additions and improvements thereto and taking any and all other action with reference thereto, from time to time, as Mortgagee shall deem necessary or desirable), and apply all Rents and other amounts collected by or on behalf of Mortgagee  in connection therewith in accordance with the provisions of Paragraph 7.16 herein.  Mortgagor hereby irrevocably appoints Mortgagee as the agent and attorney-in-fact of Mortgagor, with full power of substitution, and in the name of Mortgagor, if Mortgagee elects to do so, following the occurrence and during the continuance of an Event of Default, to (a) endorse the name of Mortgagor on any checks or drafts representing proceeds of the insurance policies, or other checks or instruments payable to Mortgagor with respect to the Mortgaged Property, (b) prosecute or defend any action or proceeding incident to the Mortgaged Property, and (c) take any action with respect to the Mortgaged Property that Mortgagee may at any time and from time to time deem necessary or appropriate.   Mortgagee shall have no obligation to undertake any of the foregoing actions, and if Mortgagee should do so, it shall have no liability to Mortgagor for the sufficiency or adequacy of any such actions taken by Mortgagee.

7.4.                              Foreclosure and Sale.

(a)                                  Mortgagee may sell or offer for sale the Mortgaged Property in such portions, order and parcels as Mortgagee may determine, with or without having first taken possession of same, all in accordance with applicable Legal Requirements, including, without limitation, the Illinois Mortgage Foreclosure Law (the “Foreclosure Law”) .

(b)                                 Mortgagee may, at its option, accomplish all or any of the aforesaid in such manner as permitted or required by applicable  Legal Requirements therefor, including, to the extent there relevant, the Uniform Commercial Code there in effect.  Nothing contained in this Paragraph shall be construed to limit in any way Mortgagee’s right to sell the Mortgaged Property by private sale if, and to the extent that, such private sale is permitted under the laws of the state where the Mortgaged Property (or that portion thereof to be sold) is located or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same.  At any such sale:

(i)                           whether made under the power herein contained any other Legal Requirement or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for Mortgagee to have physically present, or to have constructive possession of, the Mortgaged Property (Mortgagor shall deliver to Mortgagee any portion of the Mortgaged Property not actually or constructively possessed by Mortgagee immediately upon demand by Mortgagee), and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale;

(ii)                        each instrument of conveyance executed by or on behalf of Mortgagee shall contain a general warranty of title, subject only to the Permitted Encumbrances, binding upon Mortgagor;

(iii)                     each and every recital contained in any instrument of conveyance made by or on behalf of Mortgagee shall presumptively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Indebtedness, advertisement and conduct of such sale in the manner provided herein and otherwise by law;

(iv)                    any and all prerequisites to the validity thereof shall be presumed to have been performed;

(v)                       the receipt by Mortgagee or of such other party or officer making the sale of the full amount of the purchase money shall be sufficient to discharge the purchaser or purchasers from any further obligation for the payment thereof, and no such purchaser or purchasers, or his or their assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money or be in any way answerable for any loss, misapplication or nonapplication thereof;

(vi)                    to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold, and such sale shall be a perpetual bar, both at law and in equity, against Mortgagor and against all other persons claiming or to claim the property sold or to any part thereof by, through or under Mortgagor; and

(vii)                 to the extent and under such circumstances as are permitted by law, Mortgagee may be a purchaser at any such sale.

7.5.                              Divestment of Rights; Tenant at Sufferance.  After sale of the Mortgaged Property, or any portion thereof, Mortgagor will be divested of any and all interest and claim thereto, including any interest or claim to all insurance policies, bonds, loan commitments and other intangible property covered hereby.  Additionally, with respect to the Land, Improvements, Fixtures and Personalty, after a sale of all or any portion thereof, Mortgagor will be considered a tenant at sufferance of the purchaser of the same, and said purchaser shall be entitled to immediate possession thereof, and if Mortgagor shall fail to vacate the Mortgaged Property immediately, the purchaser may and shall  have the right, without further notice to Mortgagor, to go into any justice court in any precinct or county in which the Mortgaged Property is located and file an action in forcible entry and detainer, which action shall lie against Mortgagor or its assigns or legal representatives, as a tenant at sufferance.  This remedy is cumulative of any and all remedies the purchaser may have hereunder or otherwise.

7.6.                              Mortgagee or Receiver.  Upon, or at any time after, commencement of foreclosure of the lien and security interest provided for herein or any legal proceedings hereunder, and as permitted by the Foreclosure Law, Mortgagee may make application to a court of competent jurisdiction, as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness and/or for appointment of a receiver of the Mortgaged Property, and Mortgagor does hereby irrevocably consent to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Paragraph 7.16 herein.  The right to the appointment of a receiver shall apply regardless of whether Mortgagee has commenced procedures for the foreclosure of the liens and security interests created herein, or has commenced any other legal proceedings to enforce payment of the Indebtedness or performance or discharge of the Obligations, and shall also apply upon the actual or threatened waste to any part of the Mortgaged Property.

7.7.                              Separate Sales.  Mortgagee may sell all or any portion of the Mortgaged Property together or in lots or parcels and in such manner and order as Mortgagee, in its sole discretion, may elect.  The sale or sales by Mortgagee of less than the whole of the Mortgaged Property shall not exhaust the power of sale herein granted, and Mortgagee is specifically empowered to make successive sale or sales under such power until the whole of the Mortgaged Property shall be sold; and if the proceeds of such sale or sales of less than the whole of such Mortgaged Property shall be less than the aggregate of the Indebtedness and the expense of enforcing Mortgagee’s rights under the Loan Documents, this Mortgage and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Mortgaged Property just as though no sale or sales had been made; provided, however, that Mortgagor shall never have any right to require the sale or sales of less than the whole of the Mortgaged Property, but Mortgagee shall have the right, at its sole election, to sell less than the whole of the Mortgaged Property.  As among the various counties in which items of the Mortgaged Property may be situated, sales in such counties may be conducted in any order that Mortgagee may deem expedient; and any one or more of such sales may be conducted in the same month, or in successive or different months, as the Mortgagee may deem expedient.  If an Event of Default exists hereunder, the holder of the Indebtedness or any part thereof on which the payment is delinquent shall have the option to proceed as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due, and if sale is made because of default of an installment, or a part of an installment, such sale may be made subject to the unmatured part of the Note and the Indebtedness; and such sale, if so made, shall not in any manner affect the unmatured part of the Indebtedness but as to such unmatured part, this Mortgage shall remain in full force and effect as though no sale had been made under the provisions of this paragraph.  Any number of sales may be made hereunder without exhausting the right of sale for any unmatured part of the Indebtedness secured hereby.

7.8                                 Foreclosure for Installments.  Mortgagee shall have the option to proceed with foreclosure and satisfaction of any installments of the Indebtedness which have not been paid when due, either through the courts or by proceeding with foreclosure and satisfaction of the matured but unpaid portion of the Indebtedness as if under a full foreclosure, conducting the sale as herein provided without declaring the entire Indebtedness due; such sale may be made subject to the unmatured portion of the Indebtedness, and any such sale shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion of the Indebtedness this Mortgage shall remain in full force and effect just as though no sale had been made hereunder.  It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured portion of the Indebtedness, it being the purpose hereof to provide for foreclosure and sale of the security for any matured portion of the Indebtedness without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Indebtedness.

7.9.                              Other.  Mortgagee may exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

7.10.                        Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee and Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including specifically those granted by the Uniform Commercial Code in effect and applicable to the Mortgaged Property or any portion thereof) and same (a) shall be cumulative and concurrent; (b) may be pursued separately, successively or concurrently against Mortgagor and/or others obligated under the Note, or against the Mortgaged Property, or against any one or more of them at the sole discretion of Mortgagee; (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; and (d) are intended to be, and shall be, nonexclusive.

7.11.                        No Conditions Precedent to Exercise of Remedies.  Neither Maker  nor any other person now or hereafter obligated for payment of all or any part of the Indebtedness or fulfillment of all or any of the Obligations shall be relieved of such obligation by reason of (a) the failure of the Mortgagee or any other person or entity to comply with any request of Mortgagor Maker or any other person so obligated to foreclosure the lien of this Mortgage or to enforce any provisions of the other Loan Documents; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending, renewing, rearranging, or in any other way modifying the terms of the Loan Documents without first having obtained the consent of, given notice to or paid any consideration to Mortgagor or such other person, and in such event, Maker, Mortgagor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by Mortgagee (notwithstanding anything contained herein to the contrary, Mortgagee is under no obligation to give notice to or pay any consideration to Mortgagor or any other such person for any modifications, extensions, renewals or rearrangements of the Loan Documents); or (d) by any other act save and except the complete payment of the Indebtedness and the complete fulfillment of all of the Obligations.

7.12.                        Release of and Resort to Collateral.  Any part of the Mortgaged Property may be released by Mortgagee without affecting, subordinating or releasing the lien, security interest and assignment hereof against the remainder.  The lien, security interest and other rights granted hereby shall not affect or be affected by any other security taken for the same indebtedness or any part thereof.  The taking of additional security, or the rearrangement, extension or renewal of the Indebtedness, or any part thereof, shall not release or impair the lien, security interest and other rights granted hereby or affect the liability of Mortgagor or of any endorser, guarantor or surety, or improve the right of any permitted junior lienholder; and this Mortgage, as well as any instrument given to secure any rearrangement, renewal or extension of the Indebtedness secured hereby, or any part thereof, shall be and remain a perfected lien (subject only to the Permitted Encumbrances) on all of the Mortgaged Property not expressly released until the Indebtedness  and Obligations are completely paid and performed.  For payment of the Indebtedness, Mortgagee may resort to any other security therefor held by Mortgagee, in such order and manner as Mortgagee may elect.

7.13.                        Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to Mortgagor by any present or future laws exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default (except as may be specifically provided for under the terms of the Loan Documents), presentment, demand, notice of intent to accelerate, notice of acceleration and any other notice of Mortgagee’s or Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents; (c) any right to appraisal or marshalling of assets or a sale in inverse order of alienation; (d) the exemption of homestead; and (e) the administration of estates of decedents, or other matter to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to sell the Mortgaged Property for the collection of the Indebtedness secured hereby (without any prior or different resort for collection) or the right of Mortgagee, under the terms of this Mortgage, to the payment of the Indebtedness out of the proceeds of sale of the Mortgaged Property in preference to every other person and claimant whatever (only reasonable expenses of such sale being first deducted).  The Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force, nor claim, take or insist upon any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisement of the Mortgaged Property, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or after such sale or sales claim or exercise any rights under any statute now or hereafter in force to redeems the property so sold, or any part thereof, or relating to the marshaling thereof, upon foreclosure sale or other enforcement hereof.  THE MORTGAGOR HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION FROM SALE UNDER ANY ORDER OR DECREE OF FORECLOSURE OF THIS MORTGAGE, ON ITS OWN BEHALF AND ON BEHALF OF ALL OTHER PERSONS CLAIMING OR HAVING AN INTEREST (DIRECT OR INDIRECT) BY, THROUGH OR UNDER MORTGAGOR, AND ON BEHALF OF EACH AND EVERY PERSON ACQUIRING ANY INTEREST IN OR TITLE TO THE PREMISES SUBSEQUENT TO THE DATE HEREOF, IT BEING THE INTENT HEREOF THAT ANY AND ALL SUCH RIGHTS OF REDEMPTION OF THE MORTGAGOR AND OF ALL OTHER PERSONS ARE AND SHALL BE DEEMED TO BE HEREBY WAIVED TO THE FULL EXTENT PERMITTED BY THE PROVISIONS OF CHAPTER 735, SECTION 5/15-1601 OF THE ILLINOIS COMPILED STATUTES OR OTHER APPLICABLE LAW OR REPLACEMENT STATUTES.  The Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power or remedy herein or otherwise granted or delegated to the Mortgagee, but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted.

7.14.                        Discontinuance of Proceedings.  In case Mortgagee shall have proceeded to invoke any right,

remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon the same for any reason, Mortgagee shall have the unqualified right so to do and, in such event, Maker, Mortgagor, Guarantors  and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and power of Mortgagee shall continue as if the same had never been invoked.

7.15.                        Form and Substance.  All documents, certificates, insurance policies, and other items required under this Mortgage to be executed and/or delivered to Mortgagee shall be in form and substance satisfactory to Mortgagee.

7.16.                        Application of Proceeds; Deficiency Obligation.  The proceeds of any sale of, and the Rents and other income generated by the holding, leasing, operating or other use of the Mortgaged Property shall be applied by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom in the following orders of priority:  (a) first, to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, maintaining, repairing, improving and selling the same, including, without limitation, (i) costs of advertisement; (ii) reasonable attorneys’ and accountants’ fees; and (iii) court costs, if any; (b) second, to the payment of all amounts, other than the principal amount and accrued but unpaid interest on the Note which may be due to Mortgagee under the Loan Documents, including all Indebtedness and Obligations, together with interest thereon as provided therein, in such order and manner as Mortgagee may determine; (c) third, to the payment of all accrued but unpaid interest due on the Note in such order and manner as Mortgagee may determine; (d) fourth, to the payment of the principal amount outstanding on the Note in such order and manner as Mortgagee may determine and all other Indebtedness and Obligations; and (e) fifth, to Mortgagor or as otherwise required by law or agreement.  Subject to the foregoing, the proceeds of any sale of, and the Rents and other income generated by the holding, leasing, operating or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) to the extent that funds are so available therefrom:  (1) first, to reduce that portion of the Indebtedness then remaining unpaid for which Mortgagor is not personally liable and (2) second, to reduce that portion of the Indebtedness then remaining unpaid for which Mortgagor is personally liable.  Maker and any other party liable on the Indebtedness and the Obligations shall be liable for any deficiency remaining in the Indebtedness and Obligations subsequent to the sale referenced in this Paragraph 7.16.

7.17.                        Purchase by Mortgagee.  To the extent not expressly prohibited by applicable law, Mortgagee shall have the right to become the purchaser at any sale of the Mortgaged Property hereunder and shall have the right to be credited on the amount of its bid therefor all (or such portion as is necessary to satisfy such bid) of the Indebtedness and Obligations due and owing as of the date of such sale.

7.18.                        Prepayment.  Prepayment of the Note is restricted as provided in each Note.

7.19.                        Disaffirmation of Contracts.  The purchaser at any foreclosure sale hereunder may disaffirm any easement granted, or rental, lease or other contract made in violation of any provisions of this Mortgage and may take immediate possession of the Mortgaged Property free from, and despite the terms of, any such grant of easement, rental, lease or other contract.

7.20.                        Acceleration Following Certain Events.  Notwithstanding anything to the contrary contained herein or inferable from any provision hereof, upon the occurrence of an Event of Default as described in Paragraph 6.5 or Paragraph 6.6 hereinabove, the Indebtedness, including without limitation the unpaid accrued interest under the Note and any other accrued but unpaid portion of the Indebtedness, shall be automatically and immediately due and payable in full without the necessity of any action on the part of Mortgagee or Mortgagee.

7.21.                        Jury Waiver.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF MORTGAGOR AND MORTGAGEE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS MORTGAGE, OR IN ANY WAY CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE DEALINGS OF MORTGAGOR AND MORTGAGEE WITH RESPECT TO THIS MORTGAGE, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF MORTGAGOR AND MORTGAGEE HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT MORTGAGOR OR MORTGAGEE MAY FILE A COPY OF THIS MORTGAGE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF MORTGAGOR AND MORTGAGEE TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

ARTICLE VIII

CONDEMNATION

8.1.                              Application of Proceeds.  If the Mortgaged Property, or any part thereof, shall be condemned or otherwise taken for public or quasi-public use under the power of eminent domain, or be transferred in lieu thereof, all damages or other amounts awarded for the taking of, or injury to, the Mortgaged Property shall be paid to Mortgagee who shall have the right, in its sole and absolute discretion, to apply the amounts so received against (a) the reasonable costs and expenses of Mortgagee, including reasonable attorneys’ fees incurred in connection with collection of such amounts and (b) the balance against the Indebtedness and Obligations; provided, however, that if (i) no Event of Default shall have occurred and be continuing hereunder, (ii) Mortgagor provides evidence satisfactory to Mortgagee of its ability to pay all amounts becoming due under the Note during the pendency of any restoration or repairs to or replacement of the Mortgaged Property and (iii) Mortgagee determines, in its sole discretion, that the proceeds of such award are sufficient to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such taking, or, if the proceeds of such award are insufficient for such purpose, if Mortgagor provides additional sums to Mortgagee’s satisfaction so that the aggregate of such sums and the proceeds of such award will be sufficient for such purpose, the proceeds of such award, together with additional sums provided by Mortgagor, shall be placed in a separate account for the benefit of Mortgagee and Mortgagor to be used to restore, repair, replace and rebuild the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to such taking.  All work to be performed in connection therewith shall be pursuant to a written contract therefor, which contract shall be subject to the prior written consent of Mortgagee.  To the extent that any funds remain after the Mortgaged Property has been so restored and repaired, the same shall be applied against the Indebtedness in such order as Mortgagee may elect.  To enforce its rights hereunder, Mortgagee shall be entitled to participate in and control any condemnation proceedings and to be represented therein by counsel of its own choice, and Mortgagor will deliver, or cause to be delivered, to Mortgagee such instruments as may be requested by it from time to time to permit such participation. The foregoing is subject to the provisions of the Prior Indebtedness Documents, to the extent they are applicable.

ARTICLE IX

SECURITY AGREEMENT

9.1.                              Security Interest.  This Mortgage shall be construed as a Mortgage on real property, and it shall also constitute and serve as a security agreement on personal property within the meaning of, and shall constitute until the grant of this Mortgage shall terminate as provided in Article II hereof, a pledge, assignment and a  security interest, subject only to the applicable Permitted Encumbrances, including the applicable security interests created by the Prior Indebtedness Documents, under the Illinois Uniform Commercial Code with respect to the Personalty, Fixtures, Leases and Rents.  Mortgagor has granted, bargained, conveyed, assigned, transferred and set over, and by these presents does grant, bargain, convey, assign, transfer and set over unto Mortgagee a security interest in and to all of Mortgagor’s right, title and interest in, to and under the Personalty, Fixtures, Leases and Rents, subject only to the applicable Permitted Encumbrances, including the applicable security interests created by the Prior Indebtedness Documents,  to secure the full and timely payment of the Indebtedness and the full and timely performance and discharge of the Obligations.  Upon the occurrence of and during the existence of an Event of Default, Mortgagor shall gather all of the Mortgaged Property which is Personalty at a location designated by Mortgagee for sale pursuant to the terms hereof. Within ten (10) days following Mortgagor’s receipt of a written request from Mortgagee, Mortgagor shall prepare and deliver to Mortgagee a written inventory specifically listing all of the Personalty and Fixtures, which inventory shall be certified by an authorized partner of Mortgagor as being true, correct and complete.

9.2.                              Financing Statements.  Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, consider reasonably necessary to create, perfect and preserve Mortgagee’s security interest herein granted, and Mortgagee may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.  Pursuant to the Illinois Uniform Commercial Code, this Mortgage shall be effective as a Financing Statement filed as a fixture filing from the date of its filing for record covering the Fixtures and Personalty.  The address of Mortgagor, as Debtor, and Mortgagee, as Secured Party, are as set forth herein.  The above described goods are or are to become fixtures related to the Land and Improvements of which Mortgagor is the record title owner.

9.3.                              Uniform Commercial Code Remedies.  Mortgagee shall have all the rights, remedies and recourses with respect to the Personalty, Fixtures, Leases and Rents afforded a secured party by the aforesaid Illinois Uniform Commercial Code in addition to, and not in limitation of, the other rights, remedies and recourses afforded by the Loan Documents and at law.

9.4.                              No Obligation of Mortgagee.  The assignment and security interest herein granted shall not be deemed to cause Mortgagee to be a Mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to operate the Mortgaged Property or attempt to do the same, or take any action, incur expenses or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

9.5.                              Remedies.  If an Event of Default shall exist, Mortgagee may elect, in addition to exercising any and all other rights, remedies and recourses set forth in Article 7 or referred to in Paragraph 9.3 hereinabove, to collect and receive all of the Rents and to proceed in the manner set forth in Section 9.501(d) of Chapter 9 of the Illinois Uniform Commercial Code relating to the procedure to be followed when a security agreement covers both real and personal property.  Except as otherwise set forth in this Paragraph 9.5, at any foreclosure sale as described in Paragraph 7.4 hereinabove, it shall be deemed that the Mortgagee proceeded under such Section 9.501(d) and that such sale passed title to all of the Mortgaged Property and other property described herein to the purchaser thereat, including without limitation, the Personalty, Leases and Rents.  Mortgagee, acting itself or by and through any representative, may elect either prior to or at such sale not to proceed under such Section 9.501(d) by notifying Mortgagor of the manner in which Mortgagee intends to proceed with regard to the Personalty, Leases and Rents.

ARTICLE X

ASSIGNMENT OF RENTS AND LEASES

10.1.                        Assignment of Rents, Profits, etc.  All of the Rents are hereby absolutely and unconditionally assigned to Mortgagee, to be applied by Mortgagee in payment of the Indebtedness.  Notwithstanding any provision of this Mortgage or any other Loan Document which might be construed to the contrary, the assignment in this Paragraph 10.1 is an absolute assignment and not merely a security interest.  However, Mortgagee’s rights as to the assignment shall be exercised only upon the occurrence and during the continuance of an Event of Default.  Prior to the occurrence of an Event of Default, Mortgagor shall have a license to collect and receive all Rents as Mortgagee for the benefit of Mortgagee and Mortgagor, and Mortgagor shall apply the funds so collected first to the payment of the Indebtedness then due and thereafter to the account of Mortgagor.  Notwithstanding anything contained herein to the contrary, no part of the Property will be leased without the prior written consent of the Mortgagee, which consent may be granted or withheld in the sole discretion of the Mortgagee.  This assignment is subject to the rights created by the Prior Indebtedness Documents in regard to the Rents and Leases.

10.2                           Assignment of Leases.  Mortgagor hereby assigns the Leases to Mortgagee.  Mortgagor hereby further assigns to Mortgagee all guaranties of tenants’ performance under the Leases.

10.3.                        Warranties Concerning Leases and Rents.  Mortgagor represents and warrants to Mortgagee that:

(a)                                  no Leases currently exist, except any listed in Exhibit “D” attached hereto;

(b)                                 no Rents have been previously assigned, mortgaged or pledged except pursuant to the Prior Indebtedness Documents;

(c)                                  no Rents have been or will be anticipated, waived, released, discounted, set off or compromised; and

(d)                                 Mortgagor has not received any funds or deposits from any tenant for advance rentals (other than the rentals payable for the month in which this Mortgage is executed and the next following month).

10.4.                        Mortgagor’s Covenants of Performance.  Mortgagor covenants to:

(a)                                  duly and punctually perform all of its material obligations under the Leases and give prompt notice to Mortgagee of any failure to do so;

(b)                                 give immediate notice to Mortgagee of any notice Mortgagor receives from any tenant or subtenant under any Lease, specifying any claimed default by any party under such Lease;

(c)                                  not enter into any Lease and not voluntarily terminate or cancel any Lease or waive, modify or amend any material provision of any Lease without the prior written consent of Mortgagee;

(d)                                 enforce the tenants’ obligations under the Leases except in the exercise of reasonable management discretion in the ordinary course of business;

(e)                                  defend, at Mortgagor’s expense, any proceeding pertaining to the Leases, including, if Mortgagee so requests, any such proceeding to which Mortgagee is a party; and

(f)                                    except as currently effected pursuant to the Prior Indebtedness Documents, neither create nor permit any encumbrance upon its interest as lessor under the Leases nor further assign, pledge or encumber the Rents.

10.5.                        Prior Approval for Actions Affecting Leases.  Mortgagor shall not, without the prior written consent of Mortgagee:

(a)                                  enter into any new lease agreement covering all or any portion of the Mortgaged Property without Mortgagee’s prior written consent, which may be granted or withheld at the sole discretion of Mortgagee;

(b)                                 receive or collect Rents more than one month in advance;

(c)                                  waive or release any obligation of any tenant under the Leases except in the exercise of reasonable management discretion in the ordinary course of business;

(d)                                 cancel, terminate or modify any of the Leases, cause or permit any cancellation, termination or surrender of any of the Leases, or commence any proceedings for dispossession of any tenant under any of the Leases, except upon default by the tenant thereunder or in the exercise of reasonable management discretion in the ordinary course of business;

(e)                                  renew or extend any of the Leases, except pursuant to terms set forth in existing Leases; or

(f)                                    permit any assignment of the Leases by tenants.

10.6.                        Mortgagee in Possession.  Mortgagee’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Mortgaged Property by Mortgagee, be deemed to constitute Mortgagee a “mortgagee in possession”, nor obligate Mortgagee to appear in or defend any proceeding relating to any of the Leases or to the Mortgaged Property, to take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Mortgagor by any lessee and not delivered to Mortgagee.  Mortgagee shall not be liable for any injury or damage to person or property in or about the Mortgaged Property, except such damage or injury caused solely by Mortgagee’s gross negligence or willful misconduct.

10.7.                        Appointment of Attorney.  Mortgagor hereby appoints Mortgagee its attorney-in-fact, coupled with an interest, empowering Mortgagee to subordinate any Leases to this Mortgage to the extent permissible under the Leases.

10.8.                        Indemnification.  Mortgagor hereby indemnifies and holds Mortgagee harmless from all costs, damages, expenses, liabilities and losses incurred by Mortgagee arising from or in connection with any claims under the Leases, including, without limitation, claims by tenants for security deposits or for rental payments more than one (1) month in advance and not delivered to Mortgagee, except to the extent caused solely by the gross negligence or willful misconduct of Mortgagee.  All amounts indemnified against hereunder, including reasonable attorneys’ fees, if paid by Mortgagee shall bear interest at the Default Rate, as defined in the Note, and shall be payable by Mortgagor immediately upon demand and shall be secured hereby.

10.9.                        Records.  Upon request by Mortgagee, Mortgagor shall deliver to Mortgagee executed originals of all Leases and copies of all records relating thereto.

10.10.                  Merger.  There shall be no merger of the leasehold estates, created by the Leases, with the fee estate of the Land without the prior written consent of Mortgagee.

10.11.                  Right to Rely.  Mortgagor hereby authorizes and directs the tenants under the Leases to pay Rents to Mortgagee upon written demand by Mortgagee to Mortgagor, without further consent of Mortgagor, and the tenants may rely upon any written statement delivered by Mortgagee to the tenants.  Any such payment to Mortgagee shall constitute payment to Mortgagor under the Leases.

ARTICLE XI

INTENTIONALLY DELETED

ARTICLE XII

MISCELLANEOUS

12.1.                        Survival of Obligations.  Each and all of the Obligations shall survive the execution and delivery of the Loan Documents and the consummation of the loan called for therein and shall continue in full force and effect until the Indebtedness shall have been paid in full.

12.2.                        Recording and Filing.  Mortgagor will cause the Loan Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and refiled in such manner and in such places as Mortgagee shall reasonably request and will pay all such recording, filing, re-recording and refiling taxes, fees and other charges.

12.3.                        Notices.  All notices or other communications required or permitted to be given pursuant to this Mortgage shall be in writing and shall be given and considered as properly given and received if given as provided below; provided, however, that notice regarding any proposed foreclosure sale shall be given pursuant to applicable Legal Requirements, if different from the provisions below.  Notice given pursuant to  this Mortgage shall be effective on the earlier to occur of (a) receipt by the addressee or (b) (i) two (2) business days following the deposit thereof in a post office or other official depository under the regular care and custody of the United States Postal Service, with postage prepaid and properly addressed, if sent by registered or certified United States mail, or (ii) the business day following the day such notice, properly addressed and with delivery charges prepaid, is deposited with a nationally recognized overnight delivery service with delivery instructions for next day delivery.  For purposes of notice, the addresses of the parties shall be as set forth in the opening recital herein; provided, however, that Mortgagor and Mortgagee shall have the right to change their address for notice hereunder to any other location within the continental United States by the giving of 30 days’ notice to the other party in the manner set forth hereinabove.  A copy of any notice given by or on behalf of Mortgagor to Mortgagee of an Event of Default or event or condition which may mature into an Event of Default, shall be sent to  David A. Grossberg, Esq., Schiff, Hardin & Waite, 6600 Sears Tower, Chicago, Illinois 60606-6473.

12.4.                        Real Estate Taxes; Impositions.  If required by Mortgagee, by giving Mortgagor at least thirty (30) days prior written notice, or if an Event of Default shall be in existence, Mortgagor shall pay to Mortgagee, in advance, on the first day of each calendar month during the term of the Note, an amount equal to one-twelfth of the annual real estate taxes relating to the Mortgaged Property estimated by Mortgagee to be due for each calendar year during the term of the Note.  Thereafter, Mortgagor, at Mortgagee’s request, shall also pay to Mortgagee, in advance, on the first day of each calendar month commencing with the calendar month immediately following the month in which Mortgagee’s request is made the Escrowed Funds in an amount equal to the sum of one-twelfth of the annual Impositions (estimated wherever necessary) to become due with respect to the Mortgaged Property for the year during which such payment is so requested; provided, however, that Mortgagee shall have the right to increase the amount of monthly payments of the Impositions if such increase is necessary to provide for the full payment of the Impositions.  In addition, if Mortgagee determines that any amounts theretofore paid by Mortgagor are insufficient for the payment in full of the Impositions, Mortgagee shall notify Mortgagor of the increased amounts required to provide a sufficient fund for the payment thereof, whereupon Mortgagor shall pay to Mortgagee within 10 days thereafter the additional amount so stated in Mortgagee’s notice.  Upon any assignment of this Mortgage, Mortgagee shall have the right to pay over the balance of the Escrowed Funds then in its possession to its assignee, whereupon the Mortgagee shall then become completely released from all liability with respect thereto.  Upon payment of the Indebtedness and performance of the Obligations, or at such earlier time as Mortgagee may elect, the balance of the Escrowed Funds in its possession may be paid over to Mortgagor, and no other party shall have any right or claim thereto.  Upon the occurrence of an Event of Default, Mortgagee shall have the right to apply the Escrowed Funds to the payment of the Indebtedness without notice to Mortgagor, and

Mortgagee shall thereafter have the right to require Mortgagor, within 10 days after Mortgagor’s receipt of demand  therefor from Mortgagee, to deposit with Mortgagee the amount of the Escrowed Funds so applied.  The Escrowed Funds may, at the option of Mortgagee, be repaid to Mortgagor in sufficient time to allow Mortgagor to satisfy Mortgagor’s obligations under the Loan Documents to pay the Impositions or may be paid by Mortgagee directly to the person or entities entitled thereto.  Notwithstanding anything to the contrary contained in this Paragraph 12.4 or elsewhere in this Mortgage, Mortgagee hereby reserves the right to waive the payment by Mortgagor to Mortgagee of the Escrowed Funds and, in the event Mortgagee does so waive such payment, it shall be without prejudice to Mortgagee’s right to insist, at any subsequent time or times, that such payments be made in accordance herewith provided an Event of Default has occurred and is continuing.

12.5.                        No Waiver.  Any failure by Mortgagee to insist, or any election by Mortgagee not to insist, upon strict performance by Mortgagor of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of the same or of any other term, provision or condition thereof, and Mortgagee shall have the right at any time, from time to time thereafter, to insist upon strict performance by Mortgagor of any and all of such terms, provisions and conditions.

12.6.                        Mortgagee’s Right to Pay Indebtedness and Perform Obligations.  If Maker, Mortgagor or any other party shall fail, refuse or neglect to make any required payment of the Indebtedness or perform any of the Obligations required by the Loan Documents, then at any time thereafter and without notice or demand upon Mortgagor or any other party, and without waiving or releasing any other right, remedy or recourse Mortgagee may have because of the same, Mortgagee may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Mortgagor and shall have the right to enter upon the Mortgaged Property for such purpose and to take all such action thereon with respect to the Mortgaged Property as it may deem necessary or appropriate.  Mortgagor shall be obligated to repay Mortgagee for all sums advanced by it pursuant to this Paragraph 12.6 and shall indemnify and hold Mortgagee harmless from and against any and all loss, cost, expense, liability, damage, claim and cause of action, including reasonable attorneys’ fees, incurred or accruing by any acts performed by Mortgagee pursuant to the provisions of this Paragraph 12.6 or by reason of any other provision of the Loan Documents, except to the extent caused solely by the gross negligence or willful misconduct of Mortgagee.  All sums paid by Mortgagee pursuant to this Paragraph 12.6 and all other sums extended by Mortgagee to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate of interest set forth in the Note from the date of such payment or expenditure shall constitute additions to the Indebtedness and Obligations, shall be secured by the Loan Documents and shall be paid by Mortgagor to Mortgagee upon demand.

12.7.                        Covenants Running with the Land.  All obligations contained in the Loan Documents are intended by the parties to be and shall be construed as covenants running with the Mortgaged Property.  All of the representations, warranties, covenants and agreements of Mortgagor set forth herein (including, without limitation, all of the agreements by Mortgagor to indemnify Mortgagee) shall survive the execution and delivery of this Mortgage, any foreclosure of the lien of this Mortgage and any other acquisition of title to the Mortgaged Property by Mortgagee.

12.8.                        Successors and Assigns.  This Mortgage is for the sole benefit of Mortgagee, its successors and assigns, and Mortgagor, its permitted successors and assigns, and is not for the benefit of any third party.  All of the terms of the Loan  Documents shall apply to, be binding upon and inure to the benefit of the parties thereto, their respective successors, assigns, heirs and legal representatives and all other persons claiming by, through or under them.

12.9.                        Severability.  The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements.  If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances or other instruments referred to hereinabove shall be affected thereby, but rather, the same shall be enforced to the greatest extent permitted by law.

12.10.      Controlling Agreement.  All agreements between Maker and/or Mortgagor and Mortgagee, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Mortgagee exceed the maximum amount permissible under applicable law.  If, from any circumstance whatsoever, interest would otherwise be payable to Mortgagee in excess of the maximum lawful amount, the interest payable to Mortgagee shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Mortgagee shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal of the Indebtedness and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of the Indebtedness, such excess shall be refunded to Mortgagor.  All interest paid or agreed to be paid to Mortgagee shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest on the Indebtedness for such full period shall not exceed the maximum amount permitted by applicable law.  Mortgagee hereby expressly disclaims any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount of interest permitted by applicable law.  This Paragraph shall control all agreements between Mortgagor and Mortgagee.

12.11.      Entire Agreement and Modification.  The Loan Documents contain the entire agreements between the parties relating to the subject matter hereof and thereof, and all prior agreements relative thereto which are not contained herein or therein are terminated.  The Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.  Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

12.12.      Counterparts.  This Mortgage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute but one instrument.

12.13.      Applicable Law and Uniform Commercial Code.   This Mortgage, to the extent it applies to property located in the State of Illinois, shall be governed by the laws of the State of Illinois and the laws of the United States applicable to transactions in the State of Illinois.

12.14.      Headings and General Application.  The article, paragraph and subparagraph entitlements hereof are inserted for convenience of reference only and shall in no way affect, modify or define, or be used in construing, the text of such article, paragraph or subparagraph.  If the text requires, words used in the singular shall be read as including the plural, and pronouns of any gender shall include all genders.

12.15.      Sole Benefit.  This instrument and the other Loan Documents have been executed for the sole benefit of Maker, Mortgagor and Mortgagee and the heirs, successors, assigns and legal representatives of Mortgagee.  No other party shall have rights thereunder nor be entitled to assume that the parties thereto will insist upon strict performance of their mutual obligations hereunder, any of which may be waived from time to time.  Neither Maker nor Mortgagor shall have  any right to assign to any person or entity whatsoever, any of its rights under the Loan Documents, including, without limitation, the right to receive advances under the Note or otherwise.

12.16.      Subrogation.  If any or all of the proceeds of the Indebtedness or the Obligations have been used to extinguish, extend or renew any indebtedness heretofore existing against the Mortgaged Property or to satisfy any indebtedness or obligation secured by a lien or encumbrance of any kind (including liens securing the payment of any Impositions), such proceeds have been advanced by Mortgagee at Mortgagor’s request, and, to the extent of such funds so used, the Indebtedness and Obligations in this Mortgage shall be subrogated to and extend to all of the rights, claims, liens, titles and interests heretofore existing against the Mortgaged Property to secure the indebtedness or obligation so extinguished, paid, extended or renewed, and the former rights, claims, liens, titles and interests, if any, shall not be waived but rather shall be continued in full force and effect and in favor of Mortgagee and shall be merged with the lien and security interest created herein as cumulative security for the repayment of the Indebtedness and satisfaction of the Obligations.

12.17.      Business or Commercial Purpose.  Mortgagor warrants that the extension of credit evidenced by the Note secured hereby is solely for business or commercial purposes, other than agricultural purposes.

12.18.      Jurisdiction and Venue.  Courts within the State of Texas shall have jurisdiction over any and all disputes between Maker and/or Mortgagor and Mortgagee, whether at law or in equity, and the proper venue for any such dispute shall be either the state or federal courts located in  Collin County, Texas.; provided, however, as to matters relating to portions of the Mortgaged Property located in the State of Illinois, courts within the State of Illinois shall have jurisdiction and the proper venue therefor shall be the state or federal courts located in Kane County , Illinois.

12.19.      Performance at Maker’s and/or Mortgagor’s Expense.  The cost and expense of performing or complying with any and all of the Obligations shall be borne solely by Maker and/or Mortgagor, and no portion of such cost and expense shall be in any way or to any extent credited against any installment on or portion of the Indebtedness.

12.20.      No Partnership.  Nothing contained in the Loan Documents is intended to, or shall be construed as, creating to any extent or in any manner whatsoever, any partnership, joint venture or association between Maker and/or Mortgagor, on the one hand,  and  Mortgagee, on the other hand, or in any way make Mortgagee a co-principal with Maker and/or Mortgagor with reference to the Mortgaged Property or otherwise, and any inferences to the contrary are hereby expressly negated.

12.21.      Agents.  Any right, remedy, privilege, duty or action available to or to be performed by Mortgagee under the Loan Documents, if and to the extent determined by Mortgagee, may be exercised or performed by any agent, attorney, correspondent or other representative of Mortgagee.

12.22.      Credit Reports.  Maker and Mortgagor hereby authorize Mortgagee to obtain from time to time credit reports through reputable credit reporting agencies relating to Maker and Mortgagor and any of the owners of interests in Maker and/or Mortgagor.

12.23.      Disposition of Mortgaged Property, Leases, or Beneficial Interest in Mortgagor.  Except as otherwise expressly provided herein, upon the sale, exchange, assignment, conveyance or other disposition (herein collectively called “Disposition”) of all or any portion of the Mortgaged Property (or any interest therein), or of all or any part of the beneficial ownership interest in Mortgagor, an Event of Default shall be deemed to have occurred and Mortgagee may, at Mortgagee’s option, enforce any and all of Mortgagee’s rights, remedies and recourses available upon the occurrence of an Event of Default; provided, however, Mortgagee shall not enforce such rights, remedies and recourses if Mortgagee consents in writing to the Disposition in question.  It is expressly agreed that in connection with determining whether to grant or withhold such consent to each such Disposition, Mortgagee may, inter alia, (a) consider (based upon Mortgagee’s then current criteria for approving borrowers for mortgage loans similar to the Loan) the financial strength and experience of the party to whom such Disposition will be made and its management ability with respect to the Mortgaged Property, (b) consider whether or not the security for payment of the Indebtedness and the performance of the Obligations, or Mortgagee’s ability to enforce its rights, remedies and recourses with respect to such security, will be impaired in any way by the proposed Disposition, (c) require as a condition to granting such consent, an increase in the rate of interest payable under the Note (subject to the provisions of Paragraph 12.10 hereof), (d) require that Mortgagee be reimbursed for all reasonable costs and expenses incurred by Mortgagee in investigating the financial strength, experience and management ability of the party to whom such Disposition will be made and in determining whether Mortgagee’s security will be impaired by the proposed Disposition, (e) require the payment to Mortgagee of a transfer fee to cover the reasonable cost of documenting the Disposition in its records on the date of closing of such Disposition (subject to the provisions of Paragraph 12.10 hereof), (f) require the payment of its reasonable attorney’s fees in connection with such Disposition, (g) require the express assumption of payment of the Indebtedness and performance of the Obligations by the party to whom such Disposition will be made (with or without the release  of Mortgagor from liability for such Indebtedness and Obligations), (h) require the execution of assumption agreements, modification agreements, supplemental security documents and financing statements satisfactory in form and substance to Mortgagee, (i) require endorsements (to the extent available under applicable law) to any existing mortgage title insurance policies insuring Mortgagee’s liens and security interests covering the Mortgaged Property or new mortgage title policies, (j) require additional security for the payment of the Indebtedness and performance of the Obligations, and (k) shorten the stated term of the Note or otherwise rearrange the payment terms of the Note.

12.24.      Environmental Matters.

(a)                                              Mortgagee shall have the right, at any time so long as any part of the Note shall remain unpaid, to inspect the Mortgaged Property or any part thereof during reasonable hours and upon reasonable notice to Mortgagor to determine if any environmental hazard is present or is threatening to be created which will impair the value of the Mortgaged Property.  Mortgagee may conduct any test or investigation, or collect any samples of materials from on, about, or under the Mortgaged Property reasonably necessary to determine whether such hazards might exist so long as it uses reasonable efforts not to interfere with Mortgagor’s use of Mortgaged Property.

(b)                                             So long as any part of the Note remains unpaid, Mortgagor shall not knowingly allow any activity to be conducted on the Mortgaged Property or any use to be made of the Mortgaged Property which presents a high risk of environmental contamination in violation of any Applicable Environmental Law, including but not limited to:

(1)                                  Chemical manufacturing or storage;

(2)                                  Operation of any hazardous waste handling or recycling facility; and

(3)                                  Underground storage of petroleum products.

12.25.      Joint and Several Liability.  If Maker or Mortgagor consists of more than one party, the Obligations and the obligation to repay the Indebtedness as contained herein shall be the joint and several obligations of each of such parties.

12.26.      Sole Agreement.  THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF.

12.27.      Partial Releases. If Mortgagee consents to the sale of any portion of the Mortgaged Property, which consent may be granted or withheld at the sole discretion of Mortgagee,  the portion of the Mortgaged Property so sold will be released from the lien of this Mortgage, at the expense of Mortgagor, upon a sale thereof upon the following terms and conditions:

(a)                                  Mortgagor shall be obligated to provide to Mortgagee substitute collateral (for both the Loan and the Prior Indebtedness) acceptable to Mortgagee in its sole discretion (such as, without limitation, a certificate(s) of deposit issued by a bank or banks and on terms acceptable to Mortgagee which would be pledged  to Mortgagee (and as to which Mortgagee will be granted a first priority and the only security interest) by documents as required by Mortgagee) as security for the Indebtedness and Obligations, which substitute collateral must have a value, as determined by Mortgagee in its sole discretion, equal to one hundred percent (100%) of the net sales proceeds for the portion of the Mortgaged Property being so sold, with such net sales proceeds being equal to the gross sales price (as such gross sales price is consented to by Mortgagee in its sole discretion) for such portion of the Mortgaged Property so sold less only (i) reasonable and normal closing costs paid to unrelated third parties, as reasonably consented to by Mortgagee,  (ii) bona fide real estate commissions paid to persons or entity not affiliated with Mortgagor or any direct or indirect owner of an interest in Mortgagor, not exceeding six percent (6%) of the first $500,000.00 of the purchase price paid and three percent (3%) of the balance of such purchase price in excess of $500,000.00 and (iii) the amount of the Prior Indebtedness secured by the portion of the Mortgaged Property so sold which is required by the holder of such Prior Indebtedness to be paid to such holder as a result of such sale; provided, however, that Mortgagee will not require Mortgagor to so provide substitute collateral to the extent all such substitute collateral then held by Mortgagee has a value, as determined by Mortgagee, in excess of the then unpaid principal balance of the Loan and the Prior Indebtedness, all then accrued and unpaid interest thereon, all interest thereafter to accrue thereon up to the maturity date(s) of the Loan and the Prior Indebtedness, as such maturity date(s) may be extended as provided in the Loan Documents or the documents relating to the Prior Indebtedness, plus an additional amount as reasonably determined by Mortgagee to cover other costs that may be or become due in regard to the Loan and interest that will accrue subsequent to such maturity date, as it may be so extended, if the Loan is not paid as it comes due.

12.28       Business Loan.   It is understood and agreed that the Loan evidenced by the Note and secured hereby is a business loan within the purview of Section 205/4 of Chapter 815 of Illinois Complied Statutes (or any substitute, amended, or replacement statutes) transacted solely for the purpose of carrying on or acquiring the business of the Mortgagor or, if the Mortgagor is a trustee, for the purpose of carrying on or acquiring the business of the beneficiaries of the Mortgagor as contemplated by said Section.

12.29       Maximum Indebtedness Hereby Secured and Future Advances.   In no event shall the Indebtedness hereby secured exceed two times the stated principal amount of the Note.  This Mortgage secures the repayment of all advances that Mortgagee may extend to Maker and/or Mortgagor under the Note, and secures not only existing indebtedness, but also secures future advances, with interest thereon, whether such advances are obligatory or to be made at the option of Mortgagee, to the same extent as if such future advances were made on the date of the execution of this Mortgage, and although there may be no indebtedness outstanding at the time any advance is made.

EXECUTED by the undersigned on the date acknowledged, to be effective as of the  19th day of August, 2003.

MORTGAGOR:

HUNTLEY DEVELOPMENT LIMITED PARTNERSHIP,
an Illinois limited partnership
By:	Horizon Huntley, LLC, its Managing General Partner

	By:	Horizon Group Properties, L.P., its Sole Managing Member
	By:	Horizon Group Properties, Inc., its General Partner

By:
Name:
Title:

JOINDER

Monroe Outlet Center, LLC is joining herein to evidence its agreement with the terms hereof.

MONROE OUTLET CENTER, LLC
By: Horizon Group Properties, L.P., its Manager
By: Horizon Group Properties, Inc., its General Partner

By:
Name:
Title:

EXHIBIT “A”

Property Description

EXHIBIT “B”

Permitted Encumbrances

EXHIBIT “C”

Prior Indebtedness Documents

EXHIBIT “D”

Existing Leases